SCHEDULE 14A

                                (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]   FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]
--------------------------------------------------------------------------------

Check the appropriate box:
|X|   Preliminary Proxy Statement
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

                       AERO SERVICES INTERNATIONAL, INC.
                (Name of Registrant as Specified in it Charter)

                            [NAME OF PERSON FILING]
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(1)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

      2)    Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:

      5)    Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1)    Amount Previously Paid:

      2)    Form, Schedule or Registration Statement No.:

      3)    Filing Party:

      4)    Date Filed:

                               PRELIMINARY COPIES
                        AERO SERVICES INTERNATIONAL, INC.

                            660 Newtown-Yardley Road
                           Newtown, Pennsylvania 18940

                            -------------------------

                 NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS OF
                        AERO SERVICES INTERNATIONAL, INC.

                        to be held on September 23, 1999

                            -------------------------

To the Shareholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of Aero Services International, Inc., a Louisiana corporation (the "Company"), is hereby called to be held at the Ramada Inn on Market Square, 23 South Second Street, Harrisburg, Pennsylvania 17101, on September 23, 1999 at 9:00 a.m., for the following purposes:

      1. To elect directors to serve for a term of one year and until their successors are elected and qualified;

      2. To ratify the amendment of the Company's articles of incorporation to increase the Company's authorized Common Stock from 15,000,000 to 60,000,000.

      3. To exchange the Company's Series A Cumulative Convertible Preferred Stock into Common Stock, no par value, at a rate of eight shares of Common Stock for every one share of Preferred Stock for every holder other than Transtech Holding Company, Inc., and four shares of Common Stock for every one share of Preferred Stock for Transtech.

      4. To ratify the issuance of 12,507,000 shares of Company's Common Stock, no par value, in consideration of the forgiveness of certain indebtedness owed to Transtech Holding Company, Inc.

      5. To ratify the amendment of the Company's articles of incorporation to change the name of the Company from Aero Services International, Inc. to b-Fast Corp.

      6. To ratify the selection of BDO Seidman, LLP as the Company's independent certified accountant;

      7. To transact such other business as may lawfully come before the meeting or any adjournment or adjournments thereof.

      The Board of Directors fixed the close of business on July 29, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting.

      Your vote is important. Even if you plan to attend the Annual Meeting in person, please mark, sign, date and return the enclosed proxy so that your shares will be represented at the meeting. A postage pre-paid, self-addressed return envelope is enclosed for your convenience in returning the proxy.

                                                  PAUL R. SLACK
                                                  Secretary

Dated: September 8, 1999

                               PRELIMINARY COPIES
                        AERO SERVICES INTERNATIONAL, INC.
                            660 NEWTOWN-YARDLEY ROAD
                           NEWTOWN, PENNSYLVANIA 18940

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

      This Proxy Statement and accompanying proxy card is furnished on or about September 8, 1999 to the shareholders of Aero Services International, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors ("Board") of the Company for use at the Annual Meeting of shareholders to be held at the Ramada Inn on Market Square, 23 South Second Street, Harrisburg, Pennsylvania 17101, on Thursday, September 23, 1999 at 9:00 a.m., and at any adjournment or adjournments thereof (the "Annual Meeting"). A Notice of Annual Meeting also is attached hereto. Shares can be voted only if the shareholder is present in person or is represented by proxy.

      When a proxy in the accompanying form is properly executed and returned in time to be voted at the Annual Meeting, and not subsequently revoked, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions marked thereon. All executed but unmarked proxies that are returned will be voted FOR the election of each of the director nominees for whom the shares represented by such proxy are entitled to vote, FOR the ratification of the amendment of the Company's articles of incorporation, as amended ("Articles") to increase the Company's authorized Common Stock, no par value ("Common Stock") from 15,000,000 to 60,000,000 shares, and FOR the exchange of the Company's Series A Cumulative Convertible Preferred Stock ("Preferred Stock") into Common Stock at a rates more particularly described herein, FOR ratification of the issuance of Common Stock, in consideration of the forgiveness of certain indebtedness owed by the Company to Transtech Holding Company, Inc. ("Transtech"), FOR the ratification of the amendment of the Articles to change the name of the Company from Aero Services International, Inc. to b-Fast Corp., and FOR the ratification of BDO Seidman, LLP as the Company's independent certified accountant. If any other matters properly are brought before the Annual Meeting, the person(s) named in the accompanying proxy will vote the shares represented by such proxy in accordance with their own judgment on such matters.

      The expense of the solicitation of proxies for the meeting, including the cost of mailing, will be borne by the Company. In addition to mailing copies of the enclosed proxy materials to stockholders, the Company may request persons, and reimburse them for their expenses with respect thereto, who hold stock in their names or custody or in the names of nominees for others to forward copies of such materials to those persons for whom they hold stock of the Company and to request authority for the execution of the proxies. In addition to the solicitation of proxies by mail, it is expected that some of the officers, directors, and regular employees of the Company, without additional compensation, may solicit proxies on behalf of the Board by telephone, telefax, personal interview, and electronic mail.

      Any shareholder giving a proxy has the power to revoke it at any time before it is voted by submitting a later-dated proxy, by giving written notice of such revocation to the Secretary of the Company, provided that such written notice is received by the Secretary prior to the Annual Meeting, or upon request if the shareholder is present at the Annual Meeting and chooses to vote in person.

                        VOTING SECURITIES AND RECORD DATE

      The Board has fixed the close of business on July 29, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were outstanding, 7,998,052 shares of the Common Stock, and 144,185 shares of the Preferred Stock. As of the Record Date, the Company had 7,001,948 shares of Common Stock and 355,815 shares of Preferred Stock that were authorized but unissued. As of the Record Date, no shares of the Company's Series B Convertible Preferred Stock were outstanding. Each share of Common Stock is entitled to one vote on all matters to be presented at the Annual Meeting except the election of two designated directors as described herein. The holders of Preferred Stock, voting separately as a class, are entitled to the exclusive right to elect the two directors to serve as designated directors and will vote as a class with regard to the exchange of the Preferred Stock. Each share of Preferred Stock (the "Exchange") is entitled to one vote on these two matters.

                              ELECTION OF DIRECTORS

      Five directors are to be elected at the Annual Meeting to serve terms of one year or until their successors are duly elected and qualified. The Articles and Bylaws of the Company provide for holders of Common Stock to elect between five and eleven regular directors in one election; however, the Board only has nominated five directors. Holders of Preferred Stock will elect two directors in a separate election to serve in the designated director positions. The holders of the Preferred Stock will not vote in the election of the regular directors. A majority of the votes cast by holders of the Common Stock, in person or by proxy, is required for election of the regular directors. A majority of the votes cast by the holders of the Preferred Stock, in person or by proxy, is required for election of the designated directors. Absent contrary instructions, shares represented by properly executed proxies in the accompanying form will be voted FOR the nominees named below. Any shareholder who wishes to withhold authority from the proxy holders to vote for the election of directors or to withhold authority to vote for any additional individual nominee may do so by marking his proxy to that effect.

      All persons named herein as nominees for director have consented to serve and it is not contemplated that any nominee will be unable to serve as a director. If such event should occur, however, the proxies will be voted by the proxy holders for such other person or persons as may be designated by the present Board.

      The names of the Board's nominees and certain information about them are set forth below. All nominees presently are serving as directors of the Company.

Nominees for Regular Directors:

     NAME                                    AGE         DIRECTOR SINCE

     R. Theodore Brant                       53              1994
     Alice F. Buford                         51              1998
     Maurice Lawruk                          68              1994

Nominees for Designated Directors:

     NAME                                    AGE         DIRECTOR SINCE

     Bobby Ray Adkins                        52             1994
     James R. Affleck, Jr                    58             1998

      Bobby Ray Adkins Mr. Adkins has served as Assistant Secretary of Valley Air Services, Inc. ("Valley Air") since 1989. Mr. Adkins served as Assistant Secretary of Transportech Corp. ("Transportech") from January 31, 1994 until July 23, 1998, when Carlyle-Transportech Merger Sub, Inc. was merged into Transportech. Mr. Adkins owns 50% of the equity interest of a real estate development/management company, Appalachian Properties, Inc. Mr. Adkins owns seven percent of the equity and also is Assistant Secretary of Transtech. Mr. Adkins is Vice President, Secretary and Treasurer of the following companies, which are described more fully elsewhere in this Proxy Statement: Brant Motorsports, Inc.; Brant MotorSports, LLC; b-Fast Marketing, LLC; b-Fast Shopper, LLC; and RTB/AS, L.L.C. Mr. Adkins holds Associate degrees in Accounting, Business Administration and Law Enforcement, and is a licensed commercial pilot and certified flight instructor.

      James R. Affleck, Jr. Mr. Affleck began his employment with the Company in September 1987 as Manager of Special Projects. Mr. Affleck's duties have included investor relations, vendor relations, cash management, and insurance management. In 1994, Mr. Affleck was elected Assistant Secretary and Assistant Treasurer. In 1997, Mr. Affleck was appointed Vice President. Mr. Affleck is a graduate of Princeton University.

      R. Theodore Brant Mr. Brant was appointed Chairman and Chief Executive Officer on May 31, 1994. Mr. Brant is the President and Chief Executive Officer of Valley Air, a position he has held since Valley Air's inception. Mr. Brant also served as President and Director of Transportech until July 23, 1998, when Carlyle- Transportech Merger Sub, Inc. was merged into Transportech. Mr. Brant also is President and a Director of

Transtech, a company in which he has a 40% equity stake. Mr. Brant is the President of the following companies which are described more fully elsewhere in this Proxy Statement: Brant Motorsports, Inc; Brant MotorSports, LLC; b-Fast Marketing, LLC; b-Fast Shopper, LLC; and RTB/AS, L.L.C. Mr. Brant has experience in industrial construction, and engineering management and holds a B.S. degree in Mechanical Engineering from West Virginia University. Mr. Brant holds a pilot license.

      Alice F. Buford Ms. Buford is Secretary/Treasurer and owns 50% of the equity interest in a real estate development/management company, Appalachian Properties, Inc. Ms. Buford also is a shareholder and Secretary of Valley Air. Ms. Buford is a shareholder of Transtech. Ms. Buford graduated from Roanoke Business College. Ms. Buford's duties include administrative support, management and accounting oversight.

      Maurice Lawruk Mr. Lawruk is Vice President of Valley Air, and serves on the board of Transtech. Mr. Lawruk owns 40% of the equity of Transtech, and 50% of the equity of Valley Air. Mr. Lawruk served as Vice President and Director of Transportech until July 23, 1998, when Carlyle-Transportech Merger Sub, Inc. was merged into Transportech. Mr. Lawruk also serves as Chairman of the construction company which he founded in 1967. Mr. Lawruk previously served for eight years on the Board of the Pennsylvania Industrial Development Authority.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH
                     OF THE BOARD'S NOMINEES FOR DIRECTOR.

                 BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Composition of the Board of Directors

      The Board is constituted by three regular directors and two designated directors. Regular directors are elected by the holders of the Company's Common Stock. Designated directors are elected by the holders of the Preferred Stock, as a result of the Company's failure to pay six quarterly dividends on the Preferred Stock. See the section of this Proxy Statement entitled, "Exchange of Preferred Stock" for more information regarding the Preferred Stock. On August 20, 1998, Mr. Affleck was appointed by the Board to fill a vacancy on the Board created by the resignation of Wallace E. Congdon on November 8, 1995. On September 3, 1998, Ms. Buford was appointed by the Board to fill a vacancy on the Board created by the resignation of William R. Dimeling on June 30, 1997. The Board currently is composed of Messrs. Adkins, Affleck, Brant, and Lawruk, and Ms. Buford. The designated director positions will cease to exist if the proposal to exchange the Preferred Stock is approved by the shareholders. The Board thereafter would be composed of three regular directors until such time as the Board fills the remaining positions, or the shareholders elect additional members.

Meetings of the Board of Directors

      During the fiscal year ended September 30, 1998, the Company's records indicate the Board met, or acted by written consent, 8 times. Each director participated in 100% of the actions by written consent taken, during the period for which he served as a director. Each director attended more than 75% of the meetings.

Compensation of Directors

      On May 31, 1994, the Board suspended indefinitely any compensation for directors in their capacity as directors, excluding only Mr. Dimeling, who had been accruing compensation under a previous arrangement. Since Mr. Dimeling's resignation, no members of the Board have received any compensation in their capacity as directors.

Committees of the Board of Directors

      The Board has an Executive Committee, a Human Resources/Compensation Committee, and an Audit Committee.

      Executive Committee. The Executive Committee is authorized to act in the absence of the Chief Executive Officer. On May 31, 1994, Mr. Brant was elected to serve as Chief Executive Officer. On May 31, 1994, Mr. Brant was also appointed as a member of the Executive Committee which then consisted of Messrs. Brant and Dimeling. Since Mr. Dimeling's resignation, Mr. Brant has been the only member of the Executive Committee. The Board has determined that while an individual serves as Chief Executive Officer the Executive Committee shall be inactive.

      Human Resources/Compensation Committee. The Human Resources/Compensation Committee advises the Board with respect to human resources and compensation matters, including compensation of officers and directors. On September 1, 1998 Mr. Brant, who, at that time was the only member of the committee, resigned his position as a member of this committee and Messrs. Adkins and Affleck were appointed by the Board. The committee now is comprised of Messrs. Adkins and Affleck. This committee did not meet during the fiscal year ended September 30, 1998.

      Audit Committee. The Audit Committee reviews the Company's financial statements, financial systems and internal audit controls, reviews the activities and fees of the Company's independent auditor, and performs such other activities in connection with the Company's financial controls as may be directed by the Board. On September 3, 1998, Mr. Lawruk, who, at the time was the only member of the committee, resigned his position as a member of this committee and Ms. Buford and Mr. Brant were appointed by the Board. Ms. Buford and Mr. Brant now constitute the Audit Committee. This committee did not meet during the fiscal year ended September 30, 1998.

                        EXECUTIVE OFFICERS OF THE COMPANY

      The following information is provided for the current executive officers of the Company. The executive officers are appointed annually by the Board and serve at the pleasure of the Board.

Name                      Age               Office

R. Theodore Brant          53               Chief Executive Officer; President
                                            Chairman of the Board of Directors;
                                            Director

Bobby Ray Adkins           52               Chief Operating Officer;
                                            Director

James R. Affleck, Jr.      58               Vice President; Assistant Treasurer;
                                            Assistant Secretary;
                                            Director

Paul R. Slack              58               Treasurer; Secretary;
                                            Chief Accounting Officer;
                                            Controller

      Paul R. Slack joined the Company in December 1987 as Senior Internal Auditor and was named Controller in May 1989. In February 1991, the Board named Mr. Slack as Chief Accounting Officer and Controller. Subsequently, in November 1991, Mr. Slack was named Assistant Secretary of the Company. On May 31, 1994, in addition to his other offices, Mr. Slack was named Treasurer and Assistant Secretary of the Company. On March 5, 1997, Mr. Slack was named Secretary of the Company. Mr. Slack received his B.S. degree in accounting from Rider College.

      For additional information regarding Messrs. Brant, Adkins, and Affleck please refer to the "Election of Directors" section of this Proxy Statement.

                             EXECUTIVE COMPENSATION

      The following table sets forth information regarding the annual compensation for services in all capacities to the Company for the fiscal year ended September 30, 1998 of the Chief Executive Officer.

================================================================================

                           SUMMARY COMPENSATION TABLE

================================================================================

                                                                                 Long-Term
                                         Annual Compensation                    Compensation
-----------------------------------------------------------------------------------------------------------------------------

     Name and Principal Position    Year       Salary          Bonus      Other Annual          Awards         All Other
                                                                          Compensation       Options/SARS     Compensation
-----------------------------------------------------------------------------------------------------------------------------
R. Theodore Brant,                  1998      $53,546          -0-            -0-               -0-              -0-
Chief Executive Officer; President  1997      $12,046          -0-            -0-               -0-              -0-
Chairman of the Board of            1996      $12,046          -0-            -0-               -0-              -0-
Directors; Director
=============================================================================================================================


================================================================================

                  OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

================================================================================

 AGGREGATE OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR FISCAL YEAR-END OPTION/SAR VALUE
===================================================================================================================
                                                                               Number of
                                                                               Securities          Value(1) of
                                                                               Underlying          Unexercised
                                                                               Unexercised         in-the-Money
                                                                               Options/SARs        Options/SARs
                     Name                                                      at Fiscal           at Fiscal
                                        Shares                                 Year-End (#)        Year-End ($)
                                        Acquired on          Value             Exercisable/        Exercisable/
                                        Exercise (#)         Realized ($)      Unexercisable       Unexercisable
-------------------------------------------------------------------------------------------------------------------
R. Theodore Brant,
Chief Executive Officer; President          -0-                 -0-                  0/0          $0.00/$0.00
Chairman of the Board of
Directors; Director
-------------------------------------------------------------------------------------------------------------------
John L. Pugh,
(former) Chairman, Member of                -0-                 -0-               150,000/0        $0.00/$0.00
Executive Committee (2)
-------------------------------------------------------------------------------------------------------------------

Larry Ulrich (3)                            -0-                 -0-               120,000/0        $0.00/$0.00
(former) Senior Vice President,
Marketing
===================================================================================================================

      (1) Market Value of underlying securities at exercise, minus the exercise or base price. "Spread" calculated by subtracting the exercise or base price ($.1410) from the bid price of underlying securities ($.10) as of the fiscal year-end of September 30, 1998.

      (2) Effective January 1, 1994, the Human Resources/Compensation Committee authorized the extension of the term of Mr. Pugh's options for five years. The options expired on January 1, 1999 without having been exercised.

      (3) Mr. Ulrich, who formerly had been President and Chief Operating Officer of the Company, resigned in 1992. He thereafter was appointed as Senior Vice President, Marketing, and upon his resignation from this position on April 1, 1994, entered into a one year consulting agreement with the Company, in consideration of 20,000 options. 20,000 of Mr. Ulrich's options expired on September 6, 1999. The remaining 100,000 will expire in March, 2000.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      On September 1, 1998, Mr. Brant resigned from the Company's Human Resources/Compensation Committee ("Committee"), and the Board appointed Messrs. Adkins and Affleck. Mr. Brant had been the only member of the Committee. Messrs. Adkins and Affleck are directors of the Company. Mr. Adkins also is the Airport Manager at New River Valley Airport, Dublin, Virginia. Neither Mr. Adkins nor Mr. Affleck receive compensation from the Company by virtue of their positions as directors or members of the Committee. Mr. Adkins is employed by the Company, and received compensation in that capacity for the fiscal year ended September 30, 1998. Mr. Affleck is employed by the Company, and received compensation in that capacity for the fiscal year ended September 30, 1998. No member of the Committee had any direct or indirect material interest in any transaction or proposed transaction to which the Company was a party, except that Mr. Adkins has a equity interest in Transtech and is an officer and principal in certain entities further described elsewhere in this Proxy Statement. See the sections of this Proxy Statement entitled, "Related Transactions," "Election of Directors," and "Fairness Opinion of Howard, Lawson & Co."

                         COMPENSATION PURSUANT TO PLANS

      The Company has an Employees Tax Sheltered Retirement Plan meeting the requirements of Section 401(k) of the Internal Revenue Code (the "Plan"). All regular, full time employees with one or more years of service are eligible to participate in the Plan. The Plan provides for voluntary contributions by a participant of up to 15% of the participant's salary subject to the maximum amounts allowable from time to time by the Internal Revenue Service. The Company makes a matching contribution of 25% of that portion of the participant's contribution which does not exceed two percent of the participant's salary. Employee contributions are fully vested. Participants become vested in Company contributions after one year of participation in the Plan. In general, subject to provisions permitting hardship withdrawals and certain loans, the vested amount in a participant's account may only be withdrawn after the participant reaches age 59 1/2, or upon the participant's death, termination of employment, disability or retirement. The Company contributed $2,164 to the plan for the fiscal year ended September 30, 1998.

      The Company also has provided for the payment of two types of bonuses to selected employees of the Company. First, the Company has established an incentive plan for operating managers, including department managers, and general managers ("Manager" or "Managers"). Under this plan, each Manager is eligible to earn incentive payments based on achievement of certain operating and revenue targets established at the beginning of the fiscal year. For targets achieved during fiscal year ended September 30, 1998, the Company granted $14,991 to two Managers. Second, the Board may authorize additional bonuses for certain executive and selected staff employees based on achievement of specified operating or programmatic objectives established at the beginning of the fiscal year. The Company granted $48,255 in bonuses under this plan during fiscal year ended September 30, 1998, none of which was granted to any Company officer.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

      The following tables set forth, as of the Record Date, information with respect to stock ownership in the Company by each person known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock or Preferred Stock.

========================================================================================================================
                                            Amount and                 Amount and       Nature of         Percent
                                            Nature of                  Percent          Ownership of      of Class of
                                            Beneficial                 of Class         Series A          Series A
Name and Address                            Ownership of               of Common        Preferred         Preferred
of Beneficial Owner(1)                      Common Stock               Stock            Stock(2)          Stock
========================================================================================================================
Transtech Holding Company, Inc.             4,031,905                     50%            103,540          72%
1331 Twelfth Avenue, Suite 109
Altoona, PA  16601

John F. Bricker                               401,038                      5%              -0-            -0-
826 Union Street, Suite 300
New Orleans, LA  70112
------------------------------------------------------------------------------------------------------------------------

      (1) Except as otherwise noted, the shareholders listed exercise sole voting and investment power, subject to community property laws where applicable. Information with respect to beneficial ownership is based upon information furnished by each shareholder.

      (2) As noted elsewhere herein, on or about June 30, 1988, the holders of Preferred shares became entitled, pursuant to the Articles, voting separately as a class to elect two directors to serve on the Board in designated positions as a result of the Company's failure to pay six quarterly dividends on the Preferred Stock. Under the Articles, the holders of Preferred Stock cannot vote their holdings of Common Stock for the election of the Company's regular directors while entitled to elect directors to serve in the designated positions.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of the Record Date, information with respect to ownership of Common Stock and Preferred Stock by (i) each director and director-nominee of the Company, and (ii) all officers and directors of the Company as a group. This information was furnished to the Company by its officers and directors or is based upon public SEC filings.

========================================================================================================================
                                            Amount and                 Nature of        Percent
                                            Nature of                  Percent          Ownership of      of Class of
                                            Beneficial                 of Class         Series A          Series A
                                            Ownership of               of Common        Preferred         Preferred
Name of Beneficial Owner(1)                 Common Stock               Stock            Stock             Stock
========================================================================================================================
Bobby Ray Adkins                                 -0-(2)                 -0-               -0-(3)          -0-

James R. Affleck, Jr.                            -0-                    -0-               -0-              -0-

R. Theodore Brant                                -0-(4)                 -0-               -0-(5)          -0-

Alice F. Buford                                  -0-                    -0-               -0-              -0-

Maurice Lawruk                                   -0-(6)                 -0-               -0-(7)           -0-

Paul R. Slack                                  20,000(8)                 *                -0-              -0-

All Officers and                               20,000(9)                 *                -0-               *
Directors as a group
(includes 6 persons)

*Denotes ownership of less than one percent (1%) of the indicated class.

----------
      (1) Except as otherwise noted, the shareholders listed exercise sole voting and investment power, subject to community property laws where applicable. With respect to each person or group, the number of shares and percentages are calculated based on the number of shares outstanding plus shares that such person or group may acquire within 60 days upon the exercise of stock options.

      (2) Does not include 4,446,065 shares of Common Stock (which includes 414,160 shares of Common Stock issuable on conversion of 103,540 shares of Preferred Stock) owned by Transtech, in which Mr. Adkins owns a seven percent equity interest. Mr. Adkins disclaims the beneficial ownership of these shares.

      (3) Does not include 103,540 shares of Preferred Stock owned by Transtech, in which Mr. Adkins owns a seven percent equity interest. Mr. Adkins disclaims the beneficial ownership of these shares.

      (4) Does not include 4,446,065 shares of Common Stock (which includes 414,160 shares of Common Stock issuable on conversion of 103,540 shares of Preferred Stock) owned by Transtech, in which Mr. Brant owns 40% equity interest. Mr. Brant disclaims the beneficial ownership of these shares.

      (5) Does not include 103,540 shares of Preferred Stock owned by Transtech, in which Mr. Brant owns a 40% equity interest. Mr. Brant disclaims the beneficial ownership of these shares.

      (6) Does not include 4,446,065 shares of Common Stock (which includes 414,160 shares of Common Stock issuable on conversion of 103,540 shares of Preferred Stock) owned by Transtech, in which Mr. Lawruk owns a 40% equity interest. Mr. Lawruk disclaims the beneficial ownership of these shares.

      (7) Does not include 103,540 shares of Preferred Stock owned by Transtech, in which Mr. Lawruk owns a 40% equity interest. Mr. Lawruk disclaims the beneficial ownership of these shares.

      (8) Includes 20,000 shares with respect to outstanding vested stock options.

      (9) Includes 20,000 shares with respect to outstanding vested stock options for one officer. Does not include 4,446,065 shares of Common Stock owned of record by Transtech or 414,160 shares of Common Stock issuable to Transtech on conversion of 103,540 shares of Preferred Stock.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of its Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of records of the transfer agent, the Company believes that no reports were required for those persons, during the fiscal year ended September 30, 1998, and that all filing requirements applicable to its officers, directors and greater than ten percent stockholders were met.

Related Transactions

      For the fiscal year ended September 30, 1998, there were no transactions between the Company and any executive officer, director, five percent beneficial owner of the Company's Common Stock, or member of the immediate family of the foregoing persons in which one of the foregoing persons had an interest of more than $60,000, except for the following:

      During the fiscal year ended September 30, 1998, the Company provided accounting services to Transportech, a wholly owned subsidiary of Transtech and operator of a fixed base operation ("FBO") through July, 1998, at which time the Carlyle-Transportech Merger Sub, Inc. was merged into Transportech. The Company received a monthly fee of $900 for this service through the date of the merger.

      During the fiscal year ended September 30, 1998, the Board approved a $500,000 line of credit, later increased to $1,500,000 in March 1999 and to $1,800,000 in May, 1999, for Brant Motorsports, Inc. ("Brant Sports"), a Pennsylvania corporation whose directors include Mr. Brant, Robert Brant, who is Mr. Brant's brother, Mr. Adkins, and Mr. Lawruk The officers of Brant Sports are Mr. Brant, who is President, Robert Brant, Vice President, and Mr. Adkins, Vice President, Secretary, and Treasurer. Brant Sports was formed for the purpose of promoting race cars and selling advertising. Mr. Brant owns 100% of the equity of Brant Sports. The principal business address of Brant Sports is 190 Hart Field Road, Morgantown Airport, Morgantown, WV 26505. Brant Sports utilizes space at the Company's Morgantown, WV FBO. The interest rate for the line of credit to Brant Sports is the prime rate less one percent. At September 30, 1998, advances against this credit line totaled $405,000; at March 31, 1999 total advances were $1,452,066.

      The Company used Brant Sports as a means of advertising and promotion during calendar 1998, and charged operations $307,000 for the fiscal year ended September 30, 1998. The balance of $90,453 was recorded in the first quarter, ended December 31, 1998, of the fiscal year 1999. The total amount of $397,453 was applied as a payment against the line of credit.

      The Company periodically uses an aircraft owned by Valley Air for travel by its employees, primarily management. Valley Air bills the Company an hourly rate based on flight time. The President and Chief Executive Officer of Valley Air is Mr. Brant. For the fiscal year ended September 30, 1998 the Company was billed $124,000 for use of the aircraft. During the six months ended March 31, 1998, the Company was billed $59,000.

      In July 1996 the Company purchased a 1975 Cessna Citation 500 aircraft from Mr. Brant, the Chairman of the Board and Chief Executive Officer of the Company for $708,000. As part of the purchase agreement the Company will make monthly payments directly to Cessna Corporation on the existing loan, the balance being $636,000 at September 30, 1998. In August 1997 one of the airplane's engines required an overhaul which cost $240,000. Mr. Brant increased the note with Cessna by $200,000 and personally paid the additional $40,000, with the $240,000 being charged to a fixed asset account. At September 30, 1998 the Company owed Mr. Brant $26,000. At March 31, 1999 the Company owed Mr. Brant $3,408.

      In January 1996 the Company purchased 40% interest in a company called Peakwood, L.L.C. ("Peakwood") for $150,000. Peakwood is a Virginia limited liability company formed for the purpose of acquiring and operating a Dun & Bradstreet Receivable Management Services Franchise. See the section of this Proxy Statement entitled, "Fairness Opinion of Howard, Lawson & Co." for more information on Peakwood. $115,000 of the amount invested was borrowed from the following related parties: Transportech, a wholly owned subsidiary of Transtech that was sold in July 1998, $20,000; Mr. Lawruk, $40,000; Mr. Affleck, $34,000; Mr. Brant, $15,000; Mr. Adkins, $4,000; and Ms. Buford, $2,000. The Company issued promissory notes bearing an interest rate of ten percent per annum with principal and interest due in February 1997, at which time the Company exercised its option to extend the payment date for one additional year. All interest due through the renewal date was paid. In January, 1998, all parties agreed to convert the promissory notes to one year installment loans with unpaid interest added to the principal and the balance to be paid in 12 monthly installment at ten percent, the total unpaid balance at September 30, 1998 was $54,000. These promissory notes were paid in full in February, 1999.

      SEE THE SECTION OF THIS PROXY STATEMENT ENTITLED "FAIRNESS OPINION OF HOWARD, LAWSON & CO." FOR ADDITIONAL INFORMATION RELATING TO TRANSACTIONS BETWEEN THE COMPANY AND CERTAIN EXECUTIVE OFFICERS, DIRECTORS, OR OWNERS OF FIVE PERCENT OF THE COMPANY'S COMMON STOCK NOT OTHERWISE COVERED IN THIS SECTION.

                  PROPOSAL TO INCREASE AUTHORIZED COMMON STOCK

      The Board has considered and approved, and recommends that the shareholders approve an amendment to the Company's Articles to increase the authorized shares of the Company's Common Stock from 15,000,000 to 60,000,000 shares. Of the currently authorized Common Stock, 7,998,052 shares were issued and outstanding as of the Record Date. The Company has 7,001,948 shares of Common Stock authorized but unissued. If the proposal relating to the Exchange, discussed below, is approved at the Annual Meeting, at least 739,320 shares will need to be issued to the holders of the Preferred Stock. In addition, the Company has proposed to offer Transtech shares of Common Stock in consideration of the forgiveness of certain indebtedness the Company owes to Transtech ("Forgiveness"). See the section of this Proxy Statement entitled, "Exchange and Forgiveness" for more information relating to the Exchange and the Forgiveness. The Exchange would require the Company to issue up to 739,320 shares of Common Stock to the holders of the Preferred Stock. The Forgiveness would require the Company to issue up to 12,507,000 shares of Common Stock to Transtech. If the Exchange of the Preferred Stock and the Forgiveness together are approved by the shareholders, the Company will not have sufficient authorized but unissued Common Stock, unless the shareholders approve the proposal to increase the authorized Common Stock. If the Forgiveness is approved, but the Exchange is not approved, the Company still will not have sufficient but unissued Common Stock, unless the shareholders approve the proposal to increase the authorized Common Stock.

      In addition to the need that will arise in the event the proposals regarding the Preferred Stock and the Forgiveness are approved, the Board believes the increase in the authorized shares is necessary to provide the Company with the flexibility to act in the future with respect to financing programs, acquisitions and other corporate purposes without the delay and expense incidental to obtaining shareholder approval each time an opportunity requiring the issuance of shares may arise. Absent contrary instructions, shares represented by properly executed proxies in the accompanying form will be voted FOR the proposal to ratify the amendment to the Articles to increase the number of authorized shares from 15,000,000 to 60,000,000.

      The lack of authorized Common Stock available for issuance would unnecessarily limit the Company's ability to pursue opportunities for future financings, acquisitions, mergers and other transactions. The Company would also be limited in its ability to effectuate future stock splits or stock dividends. The Board believes that the increase in the authorized share of Common Stock is necessary in order to have sufficient shares available if the proposals relating to the Exchange and the Forgiveness are approved by the shareholders, and to provide the Company with the flexibility to pursue the types of opportunities described above without added delay and expense.

      The availability of authorized but unissued share of Common Stock might be deemed to have the effect of preventing or discouraging an attempt by another person to obtain control of the Company, because the additional shares could be issued by the Board, which could dilute the stock ownership of such person. This proposal is not being proposed in response to a known effort to acquire control of the Company.

      The additional shares of Common Stock to be authorized by adoption of the amendment to the Articles would have rights identical to the currently outstanding shares of Common Stock of the Company. Adoption of the proposed amendment to the Articles would not affect the rights of the holders of currently outstanding shares of Common Stock. Adoption of the proposed amendment to the Articles may have the effect of diluting the ownership of the holders of the Common Stock if the additional shares are issued.

      Adoption of the amendment to the Articles to increase the Company's authorized Common Stock requires the vote of a majority of voting power present at the meeting of the Common Stock. As of the Record Date, Transtech owned 50% of the issued and outstanding Common Stock. Votes, abstentions and broker non-votes will be counted as shares represented at the Meeting. If the proposal is approved, the Company intends to file an amendment to the Articles shortly after the Annual Meeting. The amendment to the Articles will be effective immediately upon acceptance of filing by the Secretary of the State of Louisiana. The Board would be free to issue Common Stock without further action on the part of the shareholders. If the proposal is approved, the Company would use its best efforts to file a registration statement covering any Common Stock to be issued in connection with the Recapitalization (as defined herein) within 120 days from the date of the Meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL
            TO INCREASE THE AUTHORIZED COMMON STOCK OF THE COMPANY.

                            EXCHANGE AND FORGIVENESS

Background

      The Company, founded in 1948 under the name "Pan-Air Corporation," has been a supplier of ground support services to corporate and other general aviation aircraft at airports in the midwest and eastern United States. The Company provides line services (including fuel sales, aircraft handling and storage, and ancillary customer services), and leases hanger and office space. The Company also supplies ground support services for commercial airlines (including fueling, aircraft cleaning, and baggage and freight handling). Collectively, the foregoing services may be referred to herein as the "FBO Business." The Company changed its name to "Aero Services International, Inc." in 1980. Over the past several years, the Company has undertaken to sell underperforming assets, and has invested in several new ventures outside of its FBO Business, designed to improve the Company's cash flow and strengthen the balance sheet. The following paragraphs provide a history of several recent transactions effected in order to achieve these goals, as well as describing the Company's plan to eliminate a significant amount of long term debt.

      The Company is asking shareholders to approve the Exchange, Under the Company's plan for the Exchange, all of the Preferred Stock will be exchanged into Common Stock. The Company also is asking the shareholders to approve the Forgiveness. Under the Company's plan for the Exchange, the shareholders would ratify the issuance of Common Stock to Transtech, in consideration of the forgiveness by Transtech of certain indebtedness owed to Transtech. These proposals first were discussed in general terms in December, 1998, when Transtech, a Delaware holding company, owned in part by Messrs. Brant and Lawruk, approached the Board regarding the conversion of a portion of Transtech's holdings of the Preferred Stock into Common Stock. Also in December, Transtech approached the Board and proposed the forgiveness by Transtech of certain indebtedness owed to Transtech in consideration of the Common Stock of the Company, and extending the term of the remaining indebtedness not covered by the proposed conversion.

      Transtech at that time was the largest shareholder of the Company's Common Stock and Preferred Stock, owning 42% and 34% respectively of each class. Transtech also was the Company's largest creditor. At that time, the Company was indebted to Transtech in the amount of $15,610,000 in the form of promissory notes that Transtech had purchased from Triton Energy Corporation. In addition, as of September 31, 1998, the Company owed Transtech $2,641,000 in accrued but unpaid interest on these notes. In December, 1998, Transtech converted 125,000 shares of the Preferred Stock it owned into Common Stock at a rate of four shares of Common Stock for every share of Preferred Stock so converted. The 500,000 shares of Common Stock issued to Transtech are restricted shares. Transtech received an additional 500,000 shares of restricted Common Stock as a result of the forgiveness by Transtech of $314,862 of the indebtedness owed to Transtech. Restricted stock is subject to certain limitations on transfer. Transtech indicated at that time that it would be willing to convert additional Preferred Stock and indebtedness into Common Stock. After the foregoing transactions, Transtech continues to be the largest single shareholder of the Company. Transtech, as of the Record Date, owned 72% of the Preferred Stock and 50% of the Common Stock. Transtech also continues to be the largest creditor of the Company.

      Over the first few months of 1999, a preliminary plan was developed by the officers of the Corporation ("Management") whereby the Company would undertake the Exchange and the Forgiveness (together, the "Recapitalization"), and also extend the term of the remaining indebtedness owed to Transtech. The Board engaged the services of Howard, Lawson & Co. ("Howard Lawson"), an investment banking firm, to assist the Board in preparing the formal plan of Recapitalization.

      Howard Lawson is a nationally recognized investment banking firm and was selected by the Company based upon Howard Lawson's reputation and general investment banking experience, including it's experience in rendering fairness opinions. Howard Lawson, as part of it's investment banking business, is engaged in the valuation of businesses and their securities in connection with private placements and valuation for estate, corporate and other purposes, negotiated underwritings, competitive biddings, reclassifications of securities, and secondary distributions of listed and unlisted securities. Howard Lawson has had no prior business relationship with the Company. By an engagement letter dated June 24, 1999, and executed by the Company on July 12, 1999, the Board retained Howard Lawson to act as it's financial advisor to provide assistance to the Board in it's evaluation of the Recapitalization. The Company agreed to pay Howard Lawson an aggregate fee of $75,000, plus certain out-of-cash pocket expenses in cash, pursuant to the terms of the engagement letter.

      Over the course of several weeks, Management and Howard Lawson worked together to develop the Exchange Ratios (as hereinafter defined) to be used in the Recapitalization. Once the general provisions of the Recapitalization were defined, Management thereafter submitted the Recapitalization to the Board for the Board's approval, and sought Board authorization for Howard Lawson to issue a fairness opinion (the "Lawson Opinion") in connection with the Recapitalization prior to such time as the Recapitalization would be submitted to the shareholders of the Company for their approval. The Board authorized the issuance of the Lawson Opinion at a special Board Meeting on August 13, 1999. As of August 18, 1999, Howard Lawson presented the Lawson Opinion to the Board. The Lawson Opinion was reviewed by the Board at a Special Meeting convened on August 20, 1999. The Lawson Opinion stated that, as of August 18, 1999, and based on the matters set forth therein, that the Exchange Ratios (as hereinafter defined) used in the Recapitalization are fair from a financial point of view to the shareholders of Aero, other than Transtech. The Board considered and approved the Lawson Opinion at the August 20, 1999 Special Board Meeting.

Fairness Opinion Of Howard, Lawson & Co.

      Howard Lawson has consented to the inclusion of the Lawson Opinion, in this Proxy Statement.

      THE FULL TEXT OF THE LAWSON OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS EXHIBIT A TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. THE SUMMARY OF THE LAWSON OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE LAWSON OPINION IN ITS ENTIRETY. THE LAWSON OPINION WAS PREPARED FOR AND ADDRESSED TO THE BOARD ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIOS USED IN THE RECAPITALIZATION, AND DOES NOT CONSTITUTE AN OPINION AS TO THE MERITS OF THE RECAPITALIZATION OR A VOTE IN CONNECTION WITH THE RECAPITALIZATION. IN ADDITION, THE LAWSON OPINION IS NOT DIRECTED TO THE FAIRNESS OF EXCHANGE RATIOS USED IN THE RECLASSIFICATION AMONG THE VARIOUS SHAREHOLDERS OF THE COMPANY OR TO ANY INDIVIDUAL SHAREHOLDER.

      IN RENDERING IT'S OPINION AS TO THE FAIRNESS OF THE EXCHANGE RATIOS USED IN THE RECLASSIFICATION, HOWARD LAWSON EXPRESSLY EXCLUDED FROM IT'S OPINION ANY OF THE INVESTMENTS OR PRIOR TRANSACTIONS COMPLETED BY THE COMPANY OTHER THAN THE RECAPITALIZATION.

      Howard Lawson considered the ownership positions of Aero, including but not limited to the Company's FBO Business, Brant MotorSports, LLC (which is a separate entity from Motor Sports), b-Fast Marketing, LLC, b-Fast Shopper, LLC, and RTB/AS, LLC. Brant MotorSports, LLC is a Delaware limited liability company, owned 50% by the Company, whose interest is non-voting, and 50% by Mr. Brant ("MotorSports, LLC"). b-Fast Marketing, LLC is a Delaware limited liability company, owned 50% by the Company, whose interest is non-voting, and 50% by Mr. Brant ("Marketing, LLC"). b-Fast Shopper, LLC is a Delaware limited liability company, owned 50% by the Company, whose interest is non-voting, and 50% by Mr. Brant ("Shopper, LLC"). RTB/AS, L.L.C. is a Delaware limited liability company, owned 50% by the Company, and 50% by Mr. Brant ("RTB/AS"). Notwithstanding the relative ownership positions described above, Mr. Brant has 100% of the voting interest in each of the foregoing companies. Howard Lawson considered the Company's 40% ownership interest in Peakwood. Howard Lawson further considered the business plan for the Brant Pittsburgh Auto Racing Complex, LLC, a limited liability company in formation in which Mr. Brant is expected to have an equity interest ("Brant Pittsburgh").

      MotorSports, LLC was formed in June, 1999 for the purpose of engaging in the business of construction and operation of one or more race tracks and sales facilities. The principals of MotorSports, LLC include Mr. Brant, Mr. Adkins and Robert Brant. To date, MotorSports, LLC has had no significant operations. The Company expects to make an investment in MotorSports, LLC in the near future. MotorSports, LLC has a principal business address of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. While Motorsports, LLC has not had significant operations to date, it is expected that this entity will expand operations in the coming months as the Company implements the overall business plan of the Company to participate in the motor sports business.

      RTB/AS was formed in January, 1999 by Mr. Brant and the Company, to pursue investments in motor sports and has an operating agreement with Mr. Brant regarding an after-tax economic interest in a motor sports business. The managers of RTB/AS include Mr. Brant and Mr. Adkins. The Company's initial investment in RTB/AS was $9,043,000, and ultimately could be $12,500,000. RTB/AS has a principal business address of Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

      Marketing, LLC was formed in June, 1999 by Mr. Brant and the Company, and intends to market licensed products and merchandise related to motor sports. The principals of Marketing, LLC include Mr. Brant, Mr. Adkins and Robert Brant. To date, returns on investment in this business have been negligible. The Company expects to make an investment in Marketing, LLC in the near future. Marketing, LLC has a principal business address of 1209 Orange Street, Wilmington, Delaware 19801. Marketing, LLC is a component of the overall business plan of the Company to participate in the motor sports business market.

      Shopper, LLC was formed in June, 1999 by Mr. Brant and the Company in order to develop a website to: 1) sell motor sports memorabilia and collectibles, and 2) provide an Internet shopping service. The principals of Shopper, LLC include Mr. Brant, Mr. Adkins and Robert Brant. To date, returns on investment in this business have been negligible. The Company expects to make an investment in Shopper, LLC in the near future. Shopper, LLC has a principal business address of 1209 Orange Street, Wilmington, Delaware 19801. Marketing, LLC is a component of the overall business plan of the Company to participate in the motor sports business market.

      Peakwood was formed in January, 1996, for the purpose of acquiring and managing certain Dun & Bradstreet Receivable Management Services. The principals of Peakwood include Peakwood Capital Corporation and the Company. For the period between January and June, 1999 Peakwood had revenues of $101,245. The Company's initial investment in Peakwood was $150,000. Peakwood has a principal business address of Crestar Bank Building, Suite 1250, 310 First Street, Roanoke, Virginia 24011.

      Brant Pittsburgh is expected to be formed by Mr. Brant and other individuals to be named for the purpose of engaging in the Motor Sports business. Brant Pittsburgh has had no operations to date. It expects to enter into certain contractual relationships, deemed necessary and appropriate to execute the draft summary business plan. Brant Pittsburgh is expected to increase operations as the Company implements the overall business plan of participating in the motor sports business.

      There are significant interrelationships between the entities discussed above and Management. Contracts may be entered into between the Company and these entities that may not be the result of arms-length negotiations. In addition to the foregoing, Management is involved with business ventures in the racing industry. Management may encounter conflicts of interest in allocating their time, resources and personnel among the various business activities in which they are or may become engaged.

      In addition to considering the companies discussed above, Howard Lawson, in connection with rendering the Lawson Opinion, reviewed, without limitation,
(i) the Company's Forms 10-KSB for the periods ending September 30, 1995, 1996, 1997, and 1998; (ii) the Company's Forms 10-QSB for the periods ending December 31, 1998 and March 31, 1999; (iii) internally prepared financial statements for the periods ending April 30, 1999 and May 31, 1999; (iv) the prospectus for the Preferred Stock dated August 11, 1986; (v) Form SC-13D filed by Transtech on December 18, 1998; (vi) copies of Forms 4 filed by Messrs. Brant and Lawruk, and by Transtech; (vii) a copy of the Company's Form 8-K, dated March 11, 1999;
(viii) copy of the by-laws of the Company dated December 2, 1980 and the amendments thereto; (ix) the amended and restated Articles, together with all amendments thereto; (x) Operating Agreement for RTB/AS, together with the amendment thereto; (xi) Operating Agreement for MotorSports, LLC; (xii) Operating Agreement for Marketing, LLC; (xiii) Operating Agreement for Shopper, LLC; (xiv) Operating Agreement of Peakwood; (xv) copies of the notes giving rise to the indebtedness owed by the Company to Transtech; (xvi) draft Summary Business Plan for Brant Pittsburgh; (xvii) Memorandum of Understanding between the County of Allegheny, PA and Motor Sports regarding the proposed development of a multi-use entertainment facility on property located at the Pittsburgh International Airport; (xviii) publicly available financial and market information regarding certain companies which Howard Lawson believed share valuation characteristics with the Company's FBO Business and motor sports entities; and (xix) the financial terms, to the extent publicly available, of certain acquisition transactions deemed comparable and relevant to the Company's FBO Business and motor sports entities. Howard Lawson also held discussions with Management and the management of Motor Sports concerning the business, financial statements, operations and prospects of each of the companies, as well as the outlook for the Company's investments in the motor sports related businesses.

      Specifically, Howard Lawson considered and analyzed the financial data of the Company and the Company's related entities and performed a variety of financial and comparative analysis, as described below.

      Historical Trading Analysis. Howard Lawson reviewed the recent and historical stock market performance of the Common Stock and Preferred Stock as traded on the Over-the-Counter Bulletin Board.

      A review of the historical market price and trading volume relating to the Common Stock showed that: (i) on August 17, 1999, the closing price was $0.31 per share; (ii) during the during the period from March 8, 1999 to August 17, 1999, the Common Stock traded from a low of $0.01 per share to a high of $0.70 per share; (iii) during the period from July 28, 1997 through August 17, 1999, the Common Stock traded from a low of $0.01 per share to a high of $0.70 per share; and (iv) as of August 17, 1999, the 120 day average closing price of the Common Stock was $0.21 per share and an average of 25,672 shares were traded.

      A review of the historical market price and trading volume relating to the Preferred Stock showed that: (i) on August 17, 1999, the closing price was $2.00 per share; (ii) during the period from March 8, 1999 to August 17, 1999, the Preferred Stock traded from a low of $0.06 per share to a high of $5.00 per share; (iii) during the period from July 28, 1997 through August 17, 1999, the Preferred Stock traded from a low of $0.06 per share to a high of $5.00 per share; and (vi) the 120 day average closing price of the Preferred Stock was $1.23 and an average of 2,381 shares were traded.

      Exchange Ratio Analysis. Howard Lawson calculated the average quotients of the closing prices per share of the Preferred Stock to the Common Stock for various dates over the six-month period from February 1, 1999 to August 17, 1999. The following table presents the historical exchange ratios at various dates during the period.

                       Historical                                Historical
Selected Date       Exchange Ratios      Selected Date        Exchange Ratios
-------------       ---------------      -------------        ---------------
February 1, 1999          4:1            July 16, 1999              8:1
March 1, 1999             4:1            July 23, 1999              8:1
April 1, 1999             12:1           July 30, 1999              8:1
May 3, 1999               7:1            August 6, 1999             4:1
June 1, 1999              6:1            August 11, 1999            6:1
July 1, 1999              9:1            August 17, 1999            6:1
July 8, 1999              8:1

      Pro Forma Balance Sheet Analysis. Howard Lawson reviewed a pro forma balance sheet that reflected the financial impact of the Recapitalization on the Company's financial condition. The pro forma balance sheet was prepared with the assistance of Management and reflected the Company's July 31, 1999 balance sheet after adjustments for the Recapitalization. The pro forma balance sheet showed that upon the conversion of $6,253,000 of the accrued interest and principal owed to Transtech to Common Stock and the conversion of all of the Preferred Stock to Common Stock, the Company's negative shareholders' equity position will be reduced. Upon the conversion of a portion of the accrued interest and the principal owed to Transtech, the Company will owe $12,180,000 in principal to Transtech, plus interest accrued on the indebtedness from July 31, 1999 until the conversion.

      Selected Aviation Companies Analysis. Howard Lawson also reviewed the financial and market information of publicly traded airport services companies. Based on publicly available financial information and Zack's Investment Research, Inc.'s ("Zack's") consensus earnings estimates, Howard Lawson reviewed and compared selected financial and operating information relating to the Company's FBO Business to corresponding financial information, ratios and public market multiples for three publicly traded companies operating in the airport services industry (the "Selected Aviation Companies"). The Selected Aviation Companies are: Aviation Group, Inc. (trading symbol "AVGP"), Mercury Air Group (trading symbol "MAX"), and Ronson Corp. (trading symbol "RONC"). The multiples of the Selected Aviation Companies were calculated using closing stock prices as of August 11, 1999 and based on the most recent publicly available financial information for the Selected Aviation Companies. The multiples analyzed and their respective median multiples were price-to-earnings (7.5x), price-to- 2000 forecasted earnings (8.0x), price-to-shareholders' equity (1.7x), total capitalization-to-revenues (0.5x), total capitalization-to-EBITDA (meaning earnings before interest, taxes, depreciation and amortization) (5.2x), and total capitalization-to-EBIT (meaning earnings before interest and taxes) (7.9x). By comparison, as of the Company's most recent reporting period, the Company's FBO Business had losses at the EBITDA, EBIT, and net income levels, and reported a negative shareholders' equity position. Accordingly, the only relevant comparison was of the Company's latest twelve month revenues to the median total capitalization-to-revenues multiple of the Selected Aviation Companies.

      Selected Transactions of Aviation Companies Analysis. Howard Lawson, using publicly available information, reviewed and analyzed the purchase price and implied transaction multiples relating to five announced and completed merger or acquisition transactions involving aviation service company properties beginning in August, 1998 (the "Selected Aviation Company Sales"). Such analysis indicated a median multiple of total capitalization-to-latest twelve month revenues from the transactions of the Selected Aviation Company Sales of 12.2x (ranging from a low of 1.3x to a high of 23.2x) and the total capitalization-to-latest twelve month EBIT multiple was 10.5x. Howard Lawson also reviewed the implied multiples of total capitalization-to-latest twelve-month revenues and total capitalization-to-latest twelve-month EBITDA for the Company's sale in March 1999 of its FBO at the Chicago Midway Airport. See the section of this Proxy Statement entitled, "Financial Disclosure" for more information on the sale of the Chicago Midway FBO. The implied multiples from this transaction were a total capitalization-to latest twelve month revenues multiple of 1.9x and a total capitalization-to-latest twelve month EBITDA multiple of 11.8x.

      No company, transaction, or business used in the publicly traded aviation services company analysis and selected transactions analysis as a comparison is identical to the Company's FBO Business. Accordingly, an analysis of the results of such comparison is not purely mathematical; rather it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics and other factors that could affect the values indicated by the analysis of the comparable companies.

      In arriving at its opinion, Howard Lawson also considered the results of its analysis of financial and market data for selected motor sports related businesses and recent mergers and acquisitions of companies involved in motor sports related businesses. This analysis was conducted in order to compare the financial and operating results of the motor sports related entities in which the Company has recently made investments.

      Selected Motor Sports Companies Analysis. Howard Lawson reviewed the financial and market information of publicly traded motor sports companies. Based on publicly available financial information and Zack's consensus earnings estimates, Howard Lawson reviewed and compared selected financial and operating information relating to the Company's motor sports entities to corresponding financial information, ratios and public market multiples for three publicly traded companies operating in the motor sports industry (the "Selected Motor Sports Companies"). The Selected Motor Sports Companies are: Championship Auto Racing Teams, Inc. (trading symbol "MPH"), International Speedway Corp. (trading symbol "ISC"), and Speedway Motorsports, Inc. (trading symbol "TRK"). The multiples of the Selected Motor Sports Companies were calculated using closing stock prices as of August 11, 1999 and based on the most recent publicly available financial information for the Selected Motor Sports Companies. The multiples analyzed and their respective median multiples were price-to-earnings (35.1x), price-to-2000 forecasted earnings (27.3x), price-to-shareholders' equity (5.5x), total capitalization-to-revenues (7.7x), total capitalization-to-EBITDA (18.7x), and total capitalization-to-EBIT (21.5x). These multiples were then compared to the financial and operating information of the Company's various motor sports related entities.

      Selected Transactions of Motor Sports Companies Analysis. Using publicly available information Howard Lawson reviewed and analyzed the purchase price and implied transaction multiples relating to six announced or completed merger and acquisition transactions involving motor sports and motor racing companies beginning in March, 1998 (the "Selected Motor Sports Company Sales"). Such analysis indicated an average multiple of total capitalization-to-latest twelve month EBIT from the transactions of the Selected Motor Sports Company Sales of 28.5x (ranging from a low of 23.8x to a high of 31.6x), a total capitalization-to-latest twelve month EBITDA average multiple of 19.0x (ranging from a low of 15.8x to a high of 21.5x), and a purchase price-to-latest twelve month earnings average multiple of 52.3x (ranging from a low of 41.1x to a high of 63.9x). The average multiples implied by the transactions analyzed by Howard Lawson were then compared to the financial and operating results of the Company's motor sport related entities and an indicated value for the Company's interests in these entities was determined.

      No company, transaction, or business used in the publicly traded motor sports company analysis and selected transaction analysis as a comparison is identical to the Company's motor sports related entities. Accordingly, an analysis of the results of such comparison is not purely mathematical; rather it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics and other factors that could affect the values indicated by the analysis of the comparable companies.

      The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the Lawson Opinion. In arriving at its fairness determination, Howard Lawson considered the results of each of these analyses in their totality. No company or transaction used in the above analyses as a comparison is directly comparable to the Company's FBO Business or its motor sports entities. The analyses were prepared solely for the purpose of Howard Lawson's providing its opinion to the Board as to the fairness, from a financial point of view, of the Exchange Ratios (as defined herein) used in the Recapitalization and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold.

      Howard Lawson did not verify independently the foregoing information which was provided to Howard Lawson by the Company or which was publicly available through sources such as the SEC's EDGAR system. Howard Lawson did rely upon the accuracy of the foregoing and completeness of the foregoing information. Where the Company provided Howard Lawson with unaudited information, Howard Lawson relied upon the representations of Management regarding the accuracy and completeness of those unaudited financial statements. Howard Lawson was not provided any financial forecasts by or on behalf of the Company or for any of the investments the Company has made. Howard Lawson did not make any independent appraisals or evaluations of the assets of the Company or any of the underlying assets of the motor sports investments, nor has Howard Lawson contacted any prospective acquirer or investor on behalf of the Company.

      The Lawson Opinion concluded that the exchange of 103,540 shares of Preferred Stock held by Transtech for 414,160 shares of Common Stock, which equates to a ratio of four shares of Common Stock for every share of Preferred Stock owned by Transtech; the exchange of 40,645 shares of Preferred Stock held by shareholders other than Transtech for 325,160 shares of Common Stock, which equates to a ratio of eight shares of Common Stock for every share of Preferred Stock so owned; and the exchange of $6,253,500 of the indebtedness due to Transtech for Common Stock at a ratio of two shares of Common Stock for each $1.00 of the indebtedness so converted (together, the "Exchange Ratios") was, when taken as a whole fair, from a financial point of view, to the Company's stockholders other than Transtech.

Recommendation of the Board

      The Board believes that the Recapitalization is fair and in the best interests of the Company and its stockholders. In light of the foregoing, the Board, at a Special Meeting on August 20, 1999, unanimously recommended that the Company's stockholders vote "FOR" the Recapitalization. In evaluating the Recapitalization, the Board considered a variety of factors, including financial and operating information relating to the Company and reports from, and presentations by Howard Lawson, legal counsel, and the Chairman of the Board. The factors considered by the Board, all of which were deemed material but were given varying priorities by the individual directors, included, but were not limited to the foregoing: (i) the effect of the Recapitalization on the Company's balance sheet; (ii) the exchange ratio for Transtech; (iii) the exchange ratio for the holders of the Preferred Stock other than Transtech; (iv) the exchange ratio for the conversion of the indebtedness into Common Stock; (v) a comparison of financial data for publicly traded motor sports companies; and
(vi) the financial history of Peakwood; and (vii) historical financial statements from the Company's Harrisburg and Morgantown FBOs.

      The Recapitalization will eliminate a significant amount of the long-term debt of the Company and eliminate more than $3,528,000 of accrued but unpaid dividends on the Preferred Stock. The Recapitalization will assist management in exploring new business opportunities, in part, by making the Company more attractive to third parties.

      The Board concluded, in light of these factors, that the Recapitalization of the Preferred Stock is in the best interests of the Company and its stockholders. The Board did not attempt to weigh the factors considered and no poll of the directors was taken to determine which of the factors considered they deemed most important in arriving at their ultimate conclusion. The individual components of the Recapitalization, the Exchange and the Forgiveness are discussed in more detail in the following sections of this Proxy Statement.

                           EXCHANGE OF PREFERRED STOCK

      The Board has considered and approved, and recommends that the shareholders approve the exchange of its Preferred Stock for Common Stock. The vote on the exchange of the Preferred Stock requires approval by 2/3 of the holders of the Company's Preferred Stock, and thereafter, by a majority of the voting power present at the Annual Meeting of the holders of the Common Stock. For purposes of the vote by the holders of the Preferred Stock, the Preferred Stock holders will be entitled to one vote for each share they own. As of the Record Date, Transtech, an affiliated entity of certain officers and directors of the Company, owned 72% of the Preferred Stock and 50% of the Common Stock. Absent contrary instructions, shares represented by properly executed proxies in the accompanying form will be voted FOR conversion consistent with the terms outlined below. Any shareholder who wishes to withhold authority from the proxy holders to vote for the conversion of the Preferred Stock to Common Stock or to withhold authority to vote for any additional initiatives of the Board may do so by marking his proxy to that effect.

      There are 144,185 shares of Preferred Stock outstanding as of the Record Date. The Company proposes that the Preferred Stock will be exchanged for Common Stock at the rate of eight shares for every one share of Preferred Stock, excepting only Transtech, whose Preferred Stock will be converted at a rate of four shares of Common Stock for every share of Preferred Stock owned by Transtech. At the ratios set forth in the Lawson Opinion, Transtech will own 79.8% of the Common Stock upon completion of the exchange. Upon completion of the exchange, there will be no Preferred Stock. The Louisiana Business Corporation Law does not provide for appraisal rights in connection with the proposed share exchange for holders of the Company's Stock who vote against this proposal at the Annual Meeting. See the text of Chapter 131, Title 12, of Louisiana Revised Statutes, which is attached hereto and made a part hereof as if more fully set forth herein.

      The Company will not have sufficient shares both for the Exchange and the Forgiveness if the shareholders do not ratify the amendment to the Company's Articles to increase the number of authorized shares from 15,000,000 to 60,000,000, discussed above. Additionally, if the shareholders do not ratify the proposal with regard to the amendment to increase the number of authorized shares, the Company would have sufficient authorized but unissued shares of Common Stock for the Exchange alone. In the event the shareholders to do not ratify the amendment increasing the number of authorized shares of Common Stock, but approve either or both of the Exchange and Forgiveness the Company will make a determination whether to proceed with either the Exchange or Forgiveness at that time. The basis of the Exchange is set forth in this Proxy Statement in the section entitled "Fairness Opinion of Howard, Lawson & Co."

The Preferred Stock

      The Preferred Stock was sold as units, coupled with two Common Stock Purchase Warrants in an offering in August, 1986 at a price per unit of $13.50. The proceeds of the offering were used by the Company to reduce bank debt. The Warrants expired on August 1, 1990, without any having been exercised. Each share of Preferred Stock is convertible into four shares of Common Stock at the option of the shareholder. The Preferred Stock also was subject to mandatory redemption, beginning in 1996, at the rate of not fewer than seven and one-half percent per year, with all remaining shares to be redeemed on August 1, 2006. As a result of a failure to meet certain financial benchmarks and the overall financial condition of the Company, the Company has not redeemed any Preferred Stock. There was no sinking fund for the Preferred Stock. In the event of any liquidation, dissolution or winding up of the Company, the holders of the Preferred Stock are entitled to receive $13.50 per share, plus accrued and unpaid dividends to the date of payment, before any distribution of assets may be made to the holders of Common Stock or any other class of stock of the Company or series thereof ranking junior to the Preferred Stock.

      The holders of the Preferred Stock are entitled to receive, when, as and if declared by the Board out of funds legally available therefore, cumulative cash dividends at a rate of $.96 per annum per share of Preferred

Stock. Dividends are cumulative from the date of original issuance and are payable to holders of Record on the 15th day of the month immediately preceding the dividend payment date. Dividends are payable quarterly on the first day of January, April, July and October each year or the next business day, if such first day falls on a weekend or holiday. At September 30, 1998, the Company had accrued in unpaid dividends totaling $3,036,000. At March 31, 1999 the accrued but unpaid dividends were $3,578,000.

      The Company proposes to exchange the Preferred Stock for Common Stock, among other reasons, in order to improve the Company's balance sheet by eliminating the dividend arrearage. The affect upon the holders of the Preferred Stock will include the loss of a right to their pro rata share of the accrued but unpaid dividends, which, as of March 31, 1999 was $3,578,000. The holders of the Preferred Stock also will lose the right to receive, when, as, and if declared by the Board out of funds legally available therefor, cumulative cash dividends at a rate of $.96 per annum per share of Preferred Stock. The holders of the Preferred Stock further would lose the ability to elect the two designated directors, which right was afforded to them as the Company failed to pay six quarterly dividends on the Preferred Stock. The holders wold lose their preferential position in the event of any liquidation, dissolution or winding up of the Company. The holders of the Preferred Stock also would lose any preference they may have regarding the creation of any stock ranking junior to them.

Certain Federal Income Tax Consequences to Holders of Preferred Stock

      The following is a summary of certain Federal income tax consequences of the Exchange to holders of Preferred Stock and is based on the Federal income tax law now in effect, which is subject to change, possibly retroactively. This summary does not discuss all aspects of Federal income taxation which may be important to particular holders of Preferred Stock in light of their individual investment circumstances, including holders who hold, directly or indirectly, 10% or more of Preferred Stock and certain types of holders subject to special tax rules (e.g., financial institutions, broker-dealers, insurance companies, tax-exempt organizations, and foreign taxpayers). In addition, this summary does not address state, local or foreign tax consequences. Holders of Preferred Stock are urged to consult their tax advisors regarding the specific Federal, state, local and foreign income and other tax consequences of the Exchange.

      The receipt of Common Stock in exchange for shares of Preferred Stock pursuant to the Exchange will be a non-taxable transaction for Federal income tax purposes. In general, a holder of Preferred Stock will not recognize gain or loss for Federal income tax purposes. A holder who receives shares of Common Stock in exchange for Preferred Stock will have a basis in the shares of Common Stock received equal to the basis of the Preferred Stock and the holding period of such shares of Common Stock will include the holding period of the Preferred Stock.

      In connection with the rules of the Securities and Exchange Commission ("SEC"), financial statements, including the Form 10-KSB for the period ending September 30, 1998, and the Company's Forms 10-QSB for the periods ending March 31, 1999, and June 30, 1999 are attached hereto and made a part hereof. In addition, the

Company incorporates by reference the following periodic reports filed with the SEC as if more fully set forth herein:

      1. Forms SC-13D, filed by R. Theodore Brant, Maurice Lawruk, and Transtech on December 28, 1998;

      2. Form 8-K, filed by the Company on March 3, 1999; and

      3. Form 10-QSB for the period ending December 31, 1998, filed by the Company on June 18, 1999.

      SHAREHOLDERS STRONGLY ARE URGED TO READ THE COMPANY'S PERIODIC REPORTS ATTACHED TO THIS PROXY STATEMENT. THE REPORTS CONTAIN IMPORTANT DISCLOSURE AND DISCUSSION OF THE CONDITION OF THE COMPANY. THIS INFORMATION IS IMPORTANT TO CONSIDER IN A DETERMINATION WHETHER TO VOTE FOR THE PROPOSED EXCHANGE. SHAREHOLDERS ALSO ARE ENCOURAGED TO READ THE FOREGOING SECTION ENTITLED, "FAIRNESS OPINION OF HOWARD, LAWSON & CO." AND THE FULL TEXT OF THE LAWSON OPINION, ATTACHED HERETO. NOTHING IN THE LAWSON OPINION SHOULD BE CONSTRUED AS LEGAL OR INVESTMENT ADVICE TO AN INDIVIDUAL SHAREHOLDER.

    THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO EXCHANGE THE COMPANY'S
                        PREFERRED STOCK FOR COMMON STOCK

                                   FORGIVENESS

      The Board has considered and approved, and recommends the shareholders approve, the issuance of 12,507,000 shares of Common Stock in consideration of the Forgiveness of $6,253,000 of indebtedness owed to Transtech. If the shareholders do not approve the proposal with regard to amendment of the Articles to increase the number or authorized shares of Common Stock, the Company will not have sufficient shares to issue to Transtech if the shareholders approve this proposal. SHAREHOLDERS ARE URGED TO READ THE FOREGOING SECTION OF THIS PROXY STATEMENT, ENTITLED "FAIRNESS OPINION OF HOWARD, LAWSON & CO." PRIOR TO MAKING ANY DECISION REGARDING THE FORGIVENESS. The Company is not required to submit the Forgiveness to a vote of the shareholders. It has chosen to do so because it wants the shareholders to participate fully in the decision whether to effect the Recapitalization. The vote to ratify the Forgiveness requires a majority of the voting power present of the Common Stock at the Annual Meeting. As of the Record Date, Transtech, an affiliated entity of certain officers and directors of the Company, owned 50% of the Common Stock. If the Forgiveness is not approved by the shareholders, the Company will not issue the 12,507,000 shares of Common Stock to Transtech in consideration of the forgiveness of $6,253,000 of indebtedness. Absent contrary instructions, shares represented by properly executed proxies in the accompanying form will be voted FOR the Forgiveness. Any shareholder who wishes to withhold authority from the proxy holders to vote for the Forgiveness may do so by marking his proxy to that effect.

Certain Federal Income Tax Consequences to the Company

      As a result of the Forgiveness, the Company is expected to recognize cancellation of indebtedness income in an amount equal to the aggregate face amount of the promissory notes and related interest exchanged for Common Stock. The Company believes that it has net operating loss carryforwards in an amount exceeding such cancellation of indebtedness income and that its net operating loss carryforwards will not, as a result of consummation of the Exchange and Forgiveness and the limitation on allowance of losses set forth in Section 382 of the Code, be unavailable to offset such cancellation of indebtedness income and the Company's other current and future taxable income. The amount of the Company's net operating loss carryforwards, however, will be reduced by the amount of the cancellation of indebtedness income.

      THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE FORGIVENESS

                             CHANGE OF COMPANY NAME

      The Board has considered and approved, and recommends the shareholders approve, the changing of the corporate name from Aero Services International, Inc. to b-Fast Corp. The Board recognizes that the business model of the Company has changed, and the name Aero Services International, Inc. no longer reflects the current intent of that model or the Company's management. Accordingly, the officers of the Company already have changed the trading symbol for the Common Stock to "BFST," and the trading symbol for the Preferred Stock to "BFSTP." The Board now wants to change the name of the Company to match the business model for the Company, and to agree with the trading symbols for Common Stock and the Preferred Stock. The vote to change the Company name requires an amendment to the Company's Articles. The vote to amend the Articles requires a majority of the voting power present of the Common Stock at the Annual Meeting. As of the Record Date, Transtech, an affiliated entity of certain officers and directors of the Company, owned 50% of the Common Stock. Absent contrary instructions, shares represented by properly executed proxies in the accompanying form will be voted FOR amendment of the Articles to change the name of the Company. Any shareholder who wishes to withhold authority from the proxy holders to vote for the amendment of the Company's Articles to change the Company name or to withhold authority to vote for any additional initiatives of the Board may do so by marking his proxy to that effect.

     THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE AMENDMENT TO THE
                      ARTICLES TO CHANGE THE COMPANY'S NAME

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      In September, 1998, the Company retained BDO Seidman, LLP as the independent certified accountant to examine the financial statements of the Company and to perform the annual audit.

             APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      BDO Seidman, LLP audited the Company's financial statements for the fiscal year ended September 30, 1998 and the Board expects to reappoint BDO Seidman, LLP as the independent certified public accountants to examine the financial statements and to perform the annual audit for the year ending September 30, 1999, such appointment to continue at the pleasure of the Board. Absent contrary instructions, shares represented by properly executed proxies in the accompanying form will be voted FOR the ratification of BDO Seidman, LLP as the independent certified accounting firm for the Company.

      THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF
        BDO SEIDMAN, LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

      The Company changed its independent accountant on November 14, 1997. The Company is unaware of any disagreements with BDO Seidman, LLP on accounting and financial disclosure. In addition, the rules of the SEC require the Company to inform you that:

      KPMG Peat Marwick, LLP audited the Company's financial statements for the fiscal years ended September 30, 1994 through 1996. On November 14, 1997 the Company (i) advised KPMG Peat Marwick, LLP that its engagement would not be renewed by the Company, and (ii) engaged BDO Seidman, LLP as the independent certified public accountant to examine the financial statements and to perform the annual audit for the year ending September 30, 1997. The initial engagement of BDO Seidman, LLP was authorized by the Company's Board of Directors on November 14, 1997. The Company selected BDO Seidman as part of the Company's ongoing efforts to reduce costs. The Company expects the retention of BDO Seidman, LLP to reduce the costs of auditing its financial statements.

      On November 14, 1997, the Company informed KPMG Peat Marwick, LLP of its selection of BDO Seidman, LLP as the certified independent accountant for the Company. The reports of KPMG Peat Marwick, LLP on the Company's financial statements for the fiscal year ending September 30, 1996 did contain a disclaimer of opinion. In its report to the Stockholders and Board of Directors of the Company, KPMG Peat Marwick, LLP cited the Company's recurring losses from operations and net capital deficiencies at September 30, 1996 as factors that raised substantial doubt about the Company's ability to continue as a going concern.

      This qualification was due to factors expressed in Note "B" of the audited financial statements of the Company for the period ending September 30, 1996. Note "B" indicated, in paragraph 12, entitled "Concentration of Credit Risk and Fair Value of Financial Instruments" that the "fair value of the Industrial Bond is also impractical to determine." The Company was obligated on two industrial bonds: (1) the Arapahoe County, Colorado Floating Rate Monthly Demand Industrial Bonds (CSX Beckett Aviation, Inc.) ("CO Bonds"); and (2) City of Chicago Floating Rate Monthly Demand Airport Special Facility Revenue Bonds (CSX Beckett Aviation, Inc. Project ("Chicago Bonds").

      The liability in connection with the payment of principal, interest, and related fees on the CO Bonds was contractually assumed by the purchaser of the Company's Denver, CO FBO operation in February, 1994. The purchaser is a privately held company, and KPMG was unable to review the purchaser's financial records to determine its ability to fulfill its payment obligations. As a result, KPMG was unable to determine the extent of liability, if any, that accrued to the Company as a result of the CO Bonds. The CO Bonds have been retired. See the section of this Proxy Statement entitled, "Financial Disclosure," below.

      Other than as described above, the reports of KPMG Peat Marwick, LLP did not contain an adverse opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      During the two most recent fiscal years of the Company and the subsequent period prior to engagement of BDO Seidman, LLP there were no disagreements with KPMG Peat Marwick, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure or "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

      During the two most recent fiscal years of the Company and the subsequent period prior to the engagement of BDO Seidman, LLP, neither the Company nor anyone acting on its behalf has consulted BDO Seidman, LLP regarding either the application of accounting principles to any transaction or the type of audit opinion that might be rendered on the Company's financial statements.

      Representatives of BDO Seidman, LLP neither are expected to be present at the annual meeting nor to be available to respond to shareholders questions at the annual meeting. Representatives of BDO Seidman, LLP will have the opportunity to make a statement at the annual meeting if they desire to do so.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                              FINANCIAL DISCLOSURE

      Attached hereto is a copy of the Company's Form 10-KSB, without exhibits, for the fiscal year ended September 30, 1998 and copies of the Company's Forms 10-QSB for the periods ending March 31, 1999 and June 30, 1999. Shareholders strongly are encouraged to read these Forms 10-KSB and 10-QSB. The forms contain information on the Company's operations, markets, products and services, as well as the Company's audited financial statements.

      In addition, the rules of the SEC require the Company to report any disposals of segments of its business and extraordinary, unusual, or infrequently occurring items within the two (2) most recent fiscal years.

      On March 11, 1999, the Company sold its FBO at Chicago's Midway Airport to Atlantic Aviation Flight Support, Inc. for $17,750,000 plus the assumption of certain debt of approximately $1,013,000. From the proceeds of the sale, three escrow funds were established. One was for $3,511,000 to retire the Chicago Bonds, including interest, on or about April 15, 1999. Another $3,020,000 is for payment of real estate taxes in arrears. The Company has disputed this amount and has legal representation negotiating a settlement with Cook County and the State of Illinois. Resolution of this matter is expected within six months. A third escrow of $390,000 is being held for possible EPA compliance when the underground fuel storage tanks are removed within 18 to 24 months. $9,043,000 of the proceeds of the sale were invested in RTB/AS. See the section of this Proxy Statement entitled, "Exchange and Forgiveness," above. Management is continuing its search for business opportunities that could produce profits whereby the approximately $34,000,000 of net operating loss carryforward could be utilized to produce maximum cash flow. However, there can be no assurance the Company can be returned to profitability or maintained as a going concern.

      On May 10, 1996 the Company sold to Jason IV, owner of a competitor FBO on the airport, its leasehold interest at New Orleans' Lakefront Airport for $900,000. The Company received $300,000 cash at settlement and two promissory notes for the balance. A note in the amount of $100,000, bearing interest at the rate of eight percent per annum was due and paid on April 30, 1997. A note in the amount of $500,000 bearing interest at the rate of nine percent per annum was due and payable on March 31, 1999, but was paid in November 1998.

      The regulatory environment, particularly in terms of environmental regulation, has changed dramatically over the last five to ten years for all operators in the industry. At September 30, 1998, the Company's financial statements included accruals of $360,000 for any known clean-up and remediation liabilities associated with complying with EPA regulations. In addition, the Company established an escrow in connection with the sale of the Company's Chicago Midway FBO, discussed above.

                                 OTHER BUSINESS

      The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                            MISCELLANEOUS INFORMATION

Shareholder Proposals

      Proposals that shareholders desire to have included in the Company's proxy statement for the 2000 annual meeting should be received by the Company at its offices at 660 Newtown-Yardley Road, Newtown, PA 18940 on or before December 1, 1999. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the Proxy Solicitation Rules of the Securities and Exchange Commission.

Expense of Solicitation of Proxies

      The cost of soliciting proxies in the accompanying form, including any and all professional fees paid to attorneys and accountants in connection with the preparation and filing with the SEC of these proxy materials and the financial statements and information included herein and the cost of printing and mailing these proxy materials, will be borne solely by the Company. To the extent necessary, in order to assure sufficient representation, directors, officers and regular employees of the Company may request the return of proxies personally, or by mail, telephone, telegraph, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries and other nominees will be requested to forward the soliciting material to each beneficial owner of stock held of record by them. The Company will also reimburse brokerage firms, banks, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in furnishing proxy materials to certain beneficial owners of the Company's voting stock.

Form 10-KSB and 10-QSB Exhibits

      COPIES OF EXHIBITS TO THE SEC FORMS 10-KSB AND 10-QSB ARE AVAILABLE FOR A REASONABLE CHARGE. REQUESTS SHOULD BE ADDRESSED TO AERO SERVICES INTERNATIONAL, INC., 660 NEWTOWN-YARDLEY ROAD, NEWTOWN, PENNSYLVANIA 18940.

                                      BY ORDER OF THE BOARD OF DIRECTORS
                                      PAUL R. SLACK
                                      Secretary

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                                    EXHIBIT A

                     FAIRNESS OPINION OF HOWARD LAWSON & CO.

Howard, Lawson & Co.
 Two Penn Center Plaza                                        Investment Banking
 Philadelphia, PA 19102                                        Corporate Finance
 215-988-0010
 215-568-0029-FAX

                                                                 August 18, 1999

The Board of Directors
Aero Services International, Inc.
660 Newtown Yardley Road
Newtown, PA 18940

To the Members of the Board of Directors:

      We understand that you intend to complete a proposed plan of recapitalization (the "Recapitalization") of Aero Services International, Inc. (the "Company" or "Aero Services") by:

      1. Exchanging 103,540 shares of the Company's Series A Preferred Stock (the "Series A Stock") held by Transtech Holding Company, Inc. ("Transtech") for 414,160 shares of the Company's common stock, which is a ratio of four shares of common stock for each share of Series A Preferred Stock held by Transtech (the "Transtech Series A Exchange Ratio");

      2. Exchanging 40,645 shares of the Company's Series A Preferred Stock held by shareholders other than Transtech for 325,160 shares of the Company's common stock, which is a ratio of eight shares of common stock for each share of Series A Preferred Stock held by shareholders other than Transtech (the "Other Series A Exchange Ratio"); and,

      3. Exchanging up to $6,253,500 in face amount of certain Promissory Notes and accrued interest due thereon due to Transtech (the "Transtech Notes") to common stock of the Company at a ratio of two shares of common stock of the Company for each $1 of Transtech Notes (the "Note Exchange Ratio").

      Collectively, the Transtech Series A Exchange Ratio, the Other Series A Exchange Ratio, and the Note Exchange Ratio are referred to as the Exchange Ratios. You have asked us whether, in our opinion, the proposed Exchange Ratios taken as a whole are fair to the Company's stockholders, other than Transtech, from a financial point of view.

      Materials Reviewed and Activities Conducted

      In arriving at our opinion, we reviewed and analyzed materials we deemed relevant regarding the Recapitalization and the Exchange Ratios, including the following:

      1. The Company's Forms 10KSB for the fiscal years ending September 30, 1995, September 30, 1996, September 30, 1997, and September 30, 1998;

      2. The Company's Forms 10QSB for the quarters ended December 31, 1998 and March 31, 1999;

      3. The Company's management prepared financial statements for the periods ended April 30, 1999 and May 31, 1999;

      4. Aero Services International, Inc. Prospectus dated August 22, 1986 offering 375,000 units of Series A Cumulative Convertible Preferred Stock;

      5. A copy of the Form SC 13D filed by Transtech Holding Company, Inc. on December 18, 1998;

      6. A copy of the Form 4s, as filed with the SEC as of January 8, 1999 by R. Ted Brant, Maurice Lawruk, and Transtech Holding Company, Inc.;

      7. A copy of the Company's Form 8K, dated March 11, 1999 which was filed with the SEC in connection with the Company's sale of its Chicago Mid-Way Airport FBO;

      8. A copy of the By-laws of Aero Services International, Inc. dated December 2, 1980 and the By-laws amendments;

      9. Amended and Restated Articles of Incorporation of Aero Services International, Inc. (formerly Pan-Air Corporation), dated December 2, 1980;

      10. First Amendment to the Amended and Restated Articles of Incorporation of Aero Services International, Inc., dated August 22, 1986;

      11. Second Amendment to the Amended and Restated Articles of Incorporation of Aero Services International, Inc., dated April 23, 1987;

      12. Third Amendment to the Amended and Restated Articles of Incorporation of Aero Services International, Inc., dated August 26, 1987;

      13. Fourth Amendment to the Amended and Restated Articles of Incorporation of Aero Services International, Inc., dated June 29, 1988;

      14. Fifth Amendment to the Amended and Restated Articles of Incorporation of Aero Services International, Inc., dated December 16, 1988;

      15. Articles of Amendment to the Articles of Incorporation of Aero Services International, Inc., dated March 29, 1990;

      16. Comparative unaudited, management-prepared income statements for the Harrisburg, PA facility for the twelve months ended September 30, 1998 and the nine months ended June 30, 1999;

      17. Comparative unaudited, management-prepared income statements for the Morgantown, WV facility for the twelve month periods ended September 30, 1995, 1996, 1997, and 1998, and the nine month period ended June 30, 1999;

      18. Weekly reports from National Quotation Bureau LLC concerning prices of Aero Services' common and preferred stock for January 1999 through July 1999;

      19.   The descriptive Summary of Operations, Brant Motorsports, Inc.;

      20. Unaudited, management-prepared income statements for Brant Motorsports, Inc. for the twelve months ended December 31, 1998 and the six months ended June 30, 1999, and the unaudited, management-prepared balance sheet for Brant Motorsports as of June 30, 1999;

      21.   Operating agreement of RTB/AS, L.L.C., dated January 5, 1999;

      22.   RTB/AS, L.L.C. Amendment to Operating Agreement, dated March 18,
            1999;

      23. Option Agreement, dated March 1, 1999 between R. Ted Brant and the venture engaged in automobile racing (the "Motor Sports Business");

      24.   Agreement Relating to Primary Option Equity, dated January 5, 1999;

      25. Amendment to Agreement Relating to Primary Option Equity, dated March 18, 1999;

      26.   Operating Agreement for Brant Motorsports, LLC;

      27.   Operating Agreement of b-Fast Marketing, LLC; and,

      28.   Operating Agreement of b-Fast Shopper, LLC;

      29. Operating Agreement of Peakwood LLC, dated January 11, 1996, unaudited, management-prepared profit and loss statement for Peakwood LLC for the period January 1, 1999 through March 31, 1999, and the unaudited, management-prepared balance sheet of Peakwood LLC as of March 31, 1999;

      30. Debt and Note Modification Agreement dated May 20, 1994 by and between Aero Services International, Inc. and Transtech Holding Company, Inc.;

      31. Addendum to Debt and Note Modification Agreement dated December 1, 1994 by and between Aero Services International, Inc. and Transtech Holding Company, Inc.;

      32. Second Addendum to Debt and Note Modification between Aero Services International, Inc. and Transtech Holding Company, Inc. dated March 10, 1999;

      33. Third Addendum to Debt and Note Modification between Aero Services International, Inc. and Transtech Holding Company, Inc. to be entered into in connection with the Recapitalization;

      34. A copy of the Assignment by Triton Energy Corporation ("Triton") to Transtech Holding Company, Inc. dated May 20, 1994 of Triton's rights, title and interest in and to the Whitney National Bank Note and Triton Notes;

      35. Copies of various promissory notes dated from May 3, 1990 to June 28, 1993 between Aero Services International, Inc. and Triton and a copy of the promissory note dated May 26, 1993 for the loan in the amount of $7,210,000 between Aero Services International, Inc. and Whitney National Bank;

      36. The unaudited, management-prepared Consolidated Statements of Income and Consolidated Balance Sheets for the fiscal years ended December 31, 1997 and December 31, 1998 for the Motor Sports Business;

      37. Draft Summary Business Plan for the Brant Pittsburgh Auto Racing Complex, LLC;

      38. Memorandum of Understanding between the County of Allegheny, PA and Brant Motorsports, Inc. regarding the proposed development of a multi-use entertainment facility on property located at the Pittsburgh International Airport;

      39. Publicly available financial and market information regarding certain companies which we believe would share valuation characteristics with the business of the Company's fixed-base operations (the "FBO Guideline Companies");

      40. Publicly available financial and market information regarding certain companies which we believe would share valuation characteristics with the Motor Sports Business (the "Motor Sports Guideline Companies");

      41. Publicly available financial and market information regarding acquisitions of companies that had a primary Standard Industrial Classification ("SIC") Code 4581 (airports, flying fields and services) occurring between September 18, 1998 and July 31, 1999; and,

      42. Publicly available financial and market information regarding acquisitions of companies that had a primary SIC Code 7948 (services
            - racing, including track operations) occurring between March 27, 1998 and July 31, 1999.

      We also met with certain members of the management of the Company to discuss the operations, historical results, financial condition, and future prospects of the business of the Company and to discuss certain investments in the motor sports industry made by the Company,

      Limiting Conditions

      In rendering our opinion, we have not independently verified any of the foregoing information which was provided to us by the Company or which was publicly available and we have relied on its completeness and accuracy in all respects. We have not made independent appraisals or evaluations of the assets of the Company or any of the underlying assets of the motor sports investments nor have we contacted any prospective acquirer or investor on behalf of the Company. We have relied on management's representations that the Transtech Notes have a perfected security interest in the assets of the Company and are in full force and affect.

      We have relied on management's representations concerning the Company and the motor sports investments and the financial statements provided to us. Several of the financial statements of the motor sports and other investments made by the Company are unaudited, and we have relied solely on the representations of management of the Company regarding the accuracy and completeness of these financial statements. We have not been provided any financial forecasts for the Company or for any of the investments the Company has made. We assumed that information relating to the current operations or prospects of the Company and the motor sports investments furnished to us by the Company reflects the best currently available estimates and judgments of the management of the Company and have relied upon the Company to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. The Recapitalization is intended to preserve substantially all of the tax loss carryforwards of the Company and we have assumed such in our analysis. Our analysis also assumes that the Company and all of the motor sports investments continue as going concerns. Our opinion is necessarily based upon economic, market, and other conditions, and the information made available to us, as of the date hereof.

      With respect to any pro forma financial statements of the Company furnished to us by the Company, we have assumed in each case they have been reasonably prepared and reflect the best currently available estimates and judgment of the management of the Company.

      Our opinion is limited solely to the Recapitalization and the Exchange Ratios and is not related to any of the investments or prior transactions completed by the Company. Our opinion expressed herein is provided for the information of the Board of Directors of Aero Services, and our opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote on any matter in connection with the proposed Recapitalization. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Howard, Lawson & Co. be made, without our prior written consent; provided, that our opinion may be included in its entirety as an exhibit to the proxy statement of Aero Services related to the proposed recapitalization.

      Statement of Disclosure

      Howard, Lawson & Co. is independent of all parties related to the Company and any of its affiliates, has no present or contemplated future interest in the Company or its affiliates.

      Opinion

      Based upon and subject to the foregoing, it is our opinion that the Exchange Ratios are fair, from a financial point of view, to the shareholders of Aero Services, other than Transtech.

                                            Howard, Lawson & Co.

                                    EXHIBIT B

                   LOUISIANA REVISED STATUTES, SECTION 12:131

         RIGHTS OF SHAREHOLDER DISSENTING FROM CERTAIN CORPORATE ACTIONS

ss. 131. Rights of a shareholder dissenting from certain corporate actions

      A. Except as provided in subsection B of this section, if a corporation has, by vote of its shareholders, authorized a sale, lease or exchange of all of its assets, or has, by vote of its shareholders, become a party to a merger or consolidation, then, unless such authorization or action shall have been given or approved by at least eighty per cent of the total voting power, a shareholder who voted against such corporate action shall have the right to dissent. If a corporation has become a party to a merger pursuant to R.S. 12:11(H), the shareholders of any subsidiaries party to the merger shall have the right to dissent without regard to the proportion of the voting power which approved the merger and despite the fact that the merger was not approved by vote of the shareholders of any of the corporation involved.

      B. The right to dissent provided by this Section shall not exist in the case of:

      (1) A sale pursuant to an order of a court having jurisdiction in the premises.

      (2) A sale for cash on terms requiring distribution of all or substantially all of the net proceeds to the shareholders in accordance with their respective interests within one year after the date of the same.

      (3) Shareholders holding shares of any class of stock which, at the record date fixed to determine shareholders entitled to receive notice of and to vote at the meeting of shareholders at which a merger or consolidation was acted on, were listed on a national securities exchange, or were designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, unless the articles of the corporation were not converted by the merger or consolidation solely into shares of the surviving or new corporation.

      C. Except as provided in the last sentence of this subsection, any shareholder electing to exercise such right of dissent shall file with the corporation, prior to or at the meeting of shareholders at which such proposed corporate action is submitted to a vote, a written objection to such proposed corporate action, and shall vote his shares against such action. If such proposed corporate action be taken by the required vote, but by less than eighty per cent of the total voting power, and the merger, consolidation or sale, lease or exchange of assets authorized thereby be effected, the corporation shall promptly thereafter give written notice thereof, by registered mail, to each shareholder who filed such written objection to, and voted his shares against, such action, at such shareholder's last address on the corporation's records. Each such shareholder may, within twenty days after the mailing of such notice to him, but not thereafter, file with the corporation a demand in writing for the fair cash value of his shares as of the day before such vote was taken; provided that he state in such demand the value demanded, and a post office address to which the reply of the corporation may be sent, and at the same time deposit in escrow in a chartered bank or trust company located in the parish of the registered office of the corporation, the certificates representing his shares, duly endorsed and transferred to the corporation upon the sole condition that said certificates shall be delivered to the corporation upon payment of the value of the shares determined in accordance with the provisions of this section. With his demand the shareholder shall deliver to the corporation, the written acknowledgment of such bank or trust company that it so holds his certificates of stock. Unless the objection, demand and acknowledgment aforesaid be made and delivered by the shareholder within the period above limited, he shall conclusively be presumed to have acquiesced in the corporate action proposed or taken. In the case of a merger pursuant to R.S. 12:112(H), the dissenting shareholder need not file an objection with the corporation nor vote against the merger, but need only file with the corporation, within twenty days after a copy of the merger certificate was mailed to him, a demand in writing for the cash value of his shares as of the day before the certificate was filed with the secretary of state, state in such demand the value demanded and a post office address to which the corporation's reply may be sent, deposit the certificates representing his shares in escrow as hereinabove provided, and deliver to the corporation with his demand the acknowledgment of the escrow bank or trust company as hereinabove prescribed.

      D. If the corporation does not agree to the value so stated and demanded, or does not agree that a payment is due, it shall, within twenty days after receipt of such demand and acknowledgment, notify in writing the shareholder, at the designated post office address, of its disagreement, and shall state in such notice the value it will agree to pay if any payment should be held to be due; otherwise it shall be liable for, and shall pay to the dissatisfied shareholder, the value demanded by him for his shares.

      E. In case of disagreement as to such fair cash value, or as to whether any payment is due, after compliance by the parties with the provisions of subsections C and D of this section, the dissatisfied shareholder, within sixty days after receipt of notice in writing of the corporation's disagreement, but not thereafter, may file suit against the corporation, or the merged or consolidated corporation, as the case may be, in the district court of the parish in which the corporation or the merged or consolidated corporation, as the case may be, has its registered office, praying the court to fix and decree the fair cash value of the dissatisfied shareholder's shares as of the day before such corporate action complained of was taken, and the court shall, on such evidence as may be adduced in relation thereto, determine summarily whether any payment is due, and, if so, such cash value, and render judgment accordingly. Any shareholder entitled to file such suit may, within such sixty-day period but not thereafter, intervene as a plaintiff in such suit filed by another shareholder, and recover therein judgment against the corporation for the fair cash value of his shares. No order or decree shall be made by the court staying the proposed corporate action, and any such corporate action may be carried to completion notwithstanding any such suit. Failure of the shareholder to bring suit, or to intervene in such a suit, within sixty days after receipt of notice of disagreement by the corporation shall conclusively bind the shareholder (1) by the corporation's statement that no payment is due, or (2) if the corporation does not contend that no payment is due, to accept the value of his shares as fixed by the corporation in its notice of disagreement.

      F. When the fair value of the shares has been agreed upon between the shareholder and the corporation, or when the corporation has become liable for the value demanded by the shareholder because of failure to give notice of disagreement and of the value it will pay, or when the shareholder has become bound to accept the value the corporation agrees is due because of his failure to bring suit within sixty days after receipt of notice of the corporation's disagreement, the action of the shareholder to recover such value must be brought within five years from the date the value was agreed upon, or the liability of the corporation became fixed.

      G. If the corporation or the emerged or consolidated corporation, as the case may be, shall, in its notice of disagreement, have offered to pay to the dissatisfied shareholder on demand an amount in cash deemed by it to be the fair cash value of his shares, and if, on the institution of a suit by the dissatisfied shareholder claiming an amount in excess of the amount so offered, the corporation, or the merged or consolidated corporation, as the case may be, shall deposit in the registry of the court, there to remain until the final determination of the cause, the amount so offered, then, if the amount finally awarded such shareholder, exclusive of interest and costs, be more than the amount offered and deposited as aforesaid, the costs of the proceeding shall be taxed against the corporation, or the merged or consolidated corporation, as the case may be; otherwise the costs of the proceeding shall be taxed against such shareholder.

      H. Upon filing a demand for the value of his shares, the shareholder shall cease to have any of the rights of a shareholder except the rights accorded by this section. Such a demand may be withdrawn but the shareholder at any time before the corporation gives notice of disagreement, as provided in subsection D of this section. After such notice of disagreement is given, withdrawal of a notice of election shall require the written consent of the corporation. If a notice of election is withdrawn, or the proposed corporate action is abandoned or rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares, his share certificates shall be returned to him (and, on his request, new certificates shall be issued to him in exchange for the old ones endorsed to the corporation), and he shall be reinstated to all his rights as a shareholder as of the filing of his demand for value, including any intervening preemptive rights, and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

                                   EXHIBIT C

                FORM 10-QSB FOR THE PERIOD ENDING MARCH 31, 1999

--------------------------------------------------------------------------------

                    U. S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                   Form 10-QSB

(Mark One)

|X| QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

             For the quarterly period ended March 31, 1999

|_| TRANSITION REPORT PURSUANT TO 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

             For the transition period from ___________to _________

                        Commission file number 0-10190-0
                                               ---------

                        AERO SERVICES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                     (Exact name of small business issuer as
                            specified in its charter)

             LOUISIANA                                 72-0385274
------------------------------------       -------------------------------------
   (State or other jurisdiction                (IRS Employer Identification No.)
 of incorporation or organization)

             660 Newtown-Yardley Road, Newtown, PA 18940
--------------------------------------------------------------------------------
                    (Address of principal executive offices

                                 (215) 860-5600
--------------------------------------------------------------------------------
                           (Issuer's telephone number)

      Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes |X| No |_|

      State the number of shares outstanding of each of the issuer's classes of 7,998,052 shares.

Transitional Small Business Disclosure Format (Check one): Yes |_| No |X|

                AERO SERVICES INTERNATIONAL, INC. & SUBSIDIARIES

                                      INDEX

PART I - Financial Information                                      Page Number
                                                                    -----------

Item 1.  Financial Statements
Condensed Consolidated Balance Sheet
March 31, 1999 (unaudited)                                               2

Consolidated Statement of Earnings
three months and six months ended March 31, 1999
and 1998 (unaudited)                                                     3

Condensed Consolidated Statement of Cash Flows
six months ended March 31, 1999 and 1998
(unaudited)                                                              4

Notes to Condensed Consolidated Financial Statements
(unaudited)                                                              5

Item 2.  Management's Discussion and Analysis of
         Financial Condition and Results of Operation                    8

PART II - Other Information

Item 1.  Legal Proceedings                                              10

Item 6.  Exhibits and Reports on Form 8-K                               11

               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999

(UNAUDITED: DOLLAR AMOUNTS IN THOUSANDS)

ASSETS

CURRENT ASSETS
  Cash                                                                 $    596
  Customers receivables, less allowance for
    doubtful accounts of $31                                                290
  Escrow funds                                                            6,531
  Notes receivable - affiliate                                            1,479
  Inventories                                                                36
  Prepaid expenses and other current assets                                 159
  Sinking fund                                                              471
                                                                       --------

TOTAL CURRENT ASSETS                                                      9,562

PROPERTY AND EQUIPMENT, NET                                               1,348

OTHER ASSETS                                                             10,374
                                                                       --------

TOTAL ASSETS                                                           $ 21,284
                                                                       ========

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Notes payable                                                        $     11
  Current maturities of long term debt-affiliate                          8,132
  Current maturities of long term debt-other                                 45
  Accounts payable-trade                                                    465
  Accrued expenses
    Property, payroll, and other taxes                                    1,717
    Other                                                                   533
    Affiliate                                                             3,156
  Notes payable - Industrial Revenue Bond                                 3,500
  Property taxes - Chicago                                                3,024
                                                                       --------
TOTAL CURRENT LIABILITIES                                                20,583
                                                                       --------

LONG-TERM DEBT, less current maturities
  Affiliate                                                               7,684
  Other                                                                     225
                                                                       --------
TOTAL LONG-TERM DEBT                                                      7,909
                                                                       --------

OTHER LONG TERM LIABILITIES                                                 214

REDEEMABLE PREFERRED STOCK                                                3,578

STOCKHOLDERS' DEFICIT
  Common stock                                                           10,400
  Additional paid-in capital                                              4,769
  Accumulated deficit                                                   (25,932)
                                                                       --------
                                                                        (10,763)

    Less:  Common stock in treasury                                         237
                                                                       --------

TOTAL STOCKHOLDERS' DEFICIT                                             (11,000)
                                                                       --------

TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT                              $ 21,284
                                                                       ========

See Notes to Condensed Consolidated Financial Statements.

               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
                                  CONSOLIDATED
                              STATEMENT OF EARNINGS

(UNAUDITED: DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     THREE MONTHS ENDED              SIX MONTHS ENDED
                                          March 31,                      March 31,
                                    --------------------            -------------------
                                    1999            1998            1999           1998
                                    ----            ----            ----           ----
NET SALES                       $     2,308     $     2,728     $     5,143     $     5,303

COST AND EXPENSE

Cost of sales                           842           1,089           1,865           2,208
Departmental costs                    1,091           1,072           2,303           2,035
Administrative costs                    409             238             784             505
Interest expense - other                137              37             232              94
Interest expense - affiliate            322             377             668             750
                                -----------     -----------     -----------     -----------

                                       (493)            (85)           (709)           (289)
Gain on sale of certain FBO
  operations                         17,070              --          17,070              --
Other income, net                        20              20             516              41
                                -----------     -----------     -----------     -----------

Income (loss) before taxes           16,597             (65)         16,877            (248)
Income tax expense                    5,000              --           5,000              --
                                -----------     -----------     -----------     -----------

NET INCOME (LOSS)                    11,597             (65)         11,877            (248)

Preferred dividends                     (35)            (64)            (70)           (129)
Accretion of preferred stock            (10)             (8)            (21)    $       (16)
                                -----------     -----------     -----------     -----------
Net income (loss) applicable
  to common shareholders             11,552     $      (137)    $    11,786     $      (393)
                                ===========     ===========     ===========     ===========

Net income (loss) per share
  Basic                         $      1.44     $     (0.02)    $      1.56     $     (0.06)
                                ===========     ===========     ===========     ===========
  Dilutive                      $      1.35     $     (0.02)    $      1.46     $     (0.06)
                                ===========     ===========     ===========     ===========
Weighted average shares
  outstanding:
  Basic                           7,998,052       6,998,052       7,569,481       6,998,052
                                ===========     ===========     ===========     ===========
  Dilutive                        8,574,792       6,998,052       8,146,221       6,998,052
                                ===========     ===========     ===========     ===========

See Notes to Condensed Consolidated Financial Statements.

                        AERO SERVICES INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED: DOLLAR AMOUNTS IN THOUSANDS)

                                                                 SIX MONTHS ENDED
                                                                     MARCH 31,
                                                                 ----------------
                                                                 1999         1998
                                                                 ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES

    Net income (loss)                                          $ 11,877     $   (248)
                                                               --------     --------

    Adjustments to reconcile net income to
      net cash provided by operating activities:
    Depreciation and amortization                                   184          186
    Provision for losses on accounts receivable                       5            5
    Provision for obsolete inventory                                  3           --
    Gain on sale of certain FBO operations                      (17,138)          --
    Change in assets and liabilities:
    (Increase) decrease in accounts receivable                       98         (228)
    Increase in escrow funds                                     (6,531)          --
    Decrease in notes receivable                                    500           --
    Increase in notes receivable - affiliate                     (1,381)          --
    Increase in inventory                                            (2)         (56)
    (Increase) decrease in other current assets                     112         (177)
    Decrease in assets held for sale                              1,452           --
    Increase in sinking fund                                       (141)          --
    Decrease in deferred taxes                                    5,000           --
    Increase in other assets                                    (10,264)         (89)
    Increase (decrease) in accounts payable                         (84)         191
    Increase (decrease) in property,
      payroll, and other taxes                                      (42)         114
    Decrease in other current liabilities                          (745)         (86)
    Increase in other liabilities - affiliate                       489          492
    Increase in property taxes - Chicago                              4           --
    Other                                                          (106)          (3)
                                                               --------     --------

    Total adjustments                                           (28,587)         349
                                                               --------     --------

    Net cash (used in) provided by operating activities         (16,710)         101
                                                               --------     --------

  CASH FLOWS FROM INVESTING ACTIVITIES

    Proceeds from sale of certain FBO operations                 17,750           --
    Purchases of property and equipment                            (518)        (114)
                                                               --------     --------

    Net cash (used in) provided by investing activities          17,232         (114)
                                                               --------     --------

  CASH FLOWS FROM FINANCING ACTIVITIES

    Proceeds form issuance of notes payable-affiliate               234          100
    Proceeds from issuance of notes payable                       1,215           75
    Principal payments of notes payable-affiliate                  (436)        (185)
    Principal payments of long-term debt                         (1,180)         (15)
                                                               --------     --------

    Net cash used in financing activities                          (167)         (25)
                                                               --------     --------

    Net increase (decrease) in cash & cash equivalents              355          (38)
    Cash and cash equivalents at beginning of year                  241          131
                                                               --------     --------

    Cash and cash equivalents at end of second fiscal
      quarter                                                  $    596     $     93
                                                               ========     ========

  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

    Cash paid during the period for:
      Interest                                                 $    386     $    285
      Income taxes                                                   --           --

See Notes to Condensed Consolidated Financial Statements

               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENT
                                 MARCH 31, 1999

(UNAUDITED: DOLLAR AMOUNTS IN THOUSANDS)

NOTE 1: CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The condensed consolidated balance sheet as of March 31, 1999, consolidated statement of earnings for the six month and three month periods ended March 31, 1999 and 1998, and the condensed consolidated statement of cash flows for the six month periods then ended were prepared by the Company, without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 1999 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's September 30, 1998 annual report on Form 10-KSB. The results of operations for the periods ended March 31, 1999 and 1998 are not necessarily indicative of the operating results for the full year.

NOTE 2: CASH AND SHORT-TERM SECURITIES

The Company considers cash on hand and deposits in banks as cash and cash equivalents. All items in this category have maturities of less than three months.

NOTE 3: INVENTORIES

Inventories are classified as follows:

                                                                        MARCH 31
                                                                          1999
                                                                          ----

Aircraft parts and accessories, oil and
  supplies less provisions for obsolete
  and slow-moving, and excess quantity
  of $20                                                                  $12
Fuel                                                                       24
                                                                          ---

                                                                          $36
                                                                          ===

NOTE 4: ESCROW FUNDS

On March 11, 1999 the Company sold its FBO at Chicago's Midway Airport for $17,750. From the proceeds of the sale, $3,511 was held in escrow for the payment of the industrial revenue bond, including interest. The bond was paid in full on April 15. Another $3,020 was held in escrow for the payment of real estate taxes in arrears. These taxes are in dispute.

NOTE 5: NOTES RECEIVABLE - AFFILIATE

The total of $1,479 in this category is the outstanding balance including interest, against a $1,500 line-of-credit given to Brant Motor Sports, Inc., whose principals include R. Ted Brant and Bobby Adkins, both members of the Company's Board of Directors and Company employees. The interest rate on this loan is prime less 1%.

               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENT
                                 MARCH 31, 1999

(UNAUDITED: DOLLAR AMOUNTS IN THOUSANDS)

NOTE 6: SINKING FUND

The sinking fund was established pursuant to an agreement with PHH Corporation
(PHH), a guarantor of the letter-of-credit supporting the industrial revenue bond with Cook County, Illinois, whereby the Company would make certain agreed-to monthly payments into the fund. The purpose of the fund was to provide for payment of the $3,500 bond due in 2014. However, with the sale of the Chicago FBO, the $3,500 bond was paid in full on April 15, 1999. Under the agreement with PHH, however, the Company will continue to make monthly payments into the fund for three months after the bonds are paid, at which time the balance will be returned to the Company.

NOTE 7: OTHER ASSETS

Included in this category is $9,875, the Company's investment in a limited liability company named RTB/AS, L.L.C. The other investor in this company is R. Ted Brant, Jr., the Company's President and Chairman of the Board of Directors. The express purpose of RTB/AS, L.L.C. is to invest in the auto racing industry.

NOTE 8: ACCRUED EXPENSES

The major component of the $1,717 accrued for property, payroll, and other taxes is an accrual of $1,668 for a New York motor fuels tax assessment which has been appealed.

Of the $3,156 of accrued expenses - affiliate, $3,153 is interest on the notes due Transtech Holding Company.

NOTE 9: FINANCING ARRANGEMENTS

Notes Payable - Industrial Revenue Bond

This $3,500 bond was due for redemption in 2014, but was paid in full in April 1999 from the proceeds of the sale of the Company's Chicago FBO. It was reclassified to short term at September 30, 1998.

Long Term Debt-Affiliate

Included in this category are $7,984 of various demand loans due to Transtech Holding Company, (Transtech), the Company's principle shareholder. These notes, classified as current maturities of long term debt, provide for interest at 2% above the prime rate. Also included is a note due Transtech in the amount of $6,910, bearing a prime interest rate. The note is collateralized by a first priority interest on the fixed assets, inventory, and accounts receivable of the Company. Also, this category includes $774, the balance due on the purchase of an airplane in July 1996 from R. Ted Brant, the Chairman of the Board and Chief Executive Officer of the Company. The note is due Cessna Corporation but remains in the name of Mr. Brant. The Company makes payments directly to Cessna.

Long Term Debt-Other

In October 1998, the Company entered into a fuel supply agreement with Avfuel Corporation (Avfuel) whereby Avfuel will be the exclusive fuel provider at the Company's FBOs for a period of seven years. In addition, the Company borrowed $1,000 from Avfuel. Under the terms of the note, Aero must make monthly payments equal to $0.045 per gallon for each gallon of jet aviation fuel delivered by Avfuel to Aero under the fuel supply agreement during the preceding month. Each of the monthly payments shall be funded by means of a financing rebate issued by Avfuel at the rate of $0.045 per gallon of jet aviation fuel delivered to Aero during the previous month. The note carries an interest rate of prime plus 1.75% and has a maturity date of September 15,

               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENT
                                 MARCH 31, 1999

(UNAUDITED: DOLLAR AMOUNTS IN THOUSANDS)

2006. In March 1999, the buyer of the Company's Chicago FBO assumed $750 of this debt. At March 31, 1999 the outstanding balance of $220, less the current portion of $45, is included in long term debt.

NOTE 10: INCOME (LOSS) PER COMMON SHARE

Basic net income (loss) per share includes no dilution and is calculated by dividing net income by the weighted average number of common shares outstanding for the period. Dilutive net income (loss) per share reflects the potential dilution of securities that could share in the net income of the Company through the exercise of stock options and the conversion of preferred stock.

NOTE 11: RELATED PARTIES TRANSACTIONS

The Company is indebted to its major shareholder Transtech (holder of 50.4% of common stock and 71.8% of preferred) in the amount of $14,894. Relative to this debt, the Company had accrued interest of $3,153 at March 31. During the six months ended March 31, 1999 the Company paid $157 of interest and $6 of principal to Transtech. In December 1998 the Company issued 500,000 shares of common stock to Transtech in exchange for $315 of debt forgiveness.

The Company periodically uses an aircraft owned by Valley Air Services, Inc. (Valley Air) for travel by its employees, primarily management. Valley Air bills the Company an hourly rate based on flight time. The President and Chief Executive Officer of Valley Air is R. Ted Brant. During the six months ended March 31, 1999 the Company was billed $59 for use of the aircraft.

During fiscal year 1998, the Company's Board of Directors approved a $500 line-of-credit, later increased to $1,500 in March 1999, for a company called Brant Motor Sports, Inc. (See Note 5 for details.)

NOTE 12: CONTINGENT LIABILITIES

A.    Environmental Matters

The Company's business involves the storage, handling and sale of fuel, and the provision of mechanical maintenance and refurbishing services which involve the use of hazardous chemicals. Accordingly, the Company is required to comply with federal, state and local provisions which have been enacted to regulate the discharge of material into the environment or otherwise relate to the protection of the environment.

The Company is presently responsible for ongoing remediation of underground contamination at one previously owned location in Milwaukee, Wisconsin. At another previously owned location on the Raleigh-Durham Airport in North Carolina, the Company is one of several former operators of fuel tanks at the facility responsible for sharing remediation costs. The Company reached a settlement agreement with the airport authority there during fiscal year 1996 which limits the Company's liability to $85 with payments to the authority not to exceed $20 in any calendar year. The Company has been billed and paid $38 through March 31, 1999.

At March 31, 1999 the Company has included in its financial statements an accrual for environmental remediation of $344. Based on estimates by the engineering firms conducting the remediation projects, the Company has sufficient reserves should any additional problems arise during remediation. The Company, in addition, is reimbursed by the Wisconsin Petroleum Environmental Cleanup Fund in excess of 95% of remediation expenses. The accrual of $344 has not been reduced by any expected future reimbursements from Wisconsin.

               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENT
                                 MARCH 31, 1999

(UNAUDITED: DOLLAR AMOUNTS IN THOUSANDS)

B.    Litigation

Please refer to Part II, Item 1 on page 10 for a discussion of current litigation matters.

                         PART I - FINANCIAL INFORMATION
                  ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES

(DOLLAR AMOUNTS IN THOUSANDS)

Results of Operations:
The following table presents as a percentage of total sales certain selected financial data for the Company for the periods indicated.

                                    Three Months Ended        Six Months Ended
                                         March 31,                March 31,
                                    ------------------        ----------------
                                     1999        1998         1999        1998
                                     ----        ----         ----        ----

Net Sales                           100.0%      100.0%       100.0%      100.0%
Cost of Sales                        36.5        39.9         36.3        41.6
Departmental costs                   47.3        39.3         44.8        38.4
Administrative costs                 17.7         8.7         15.3         9.5
Interest expense (Net)               19.9        15.2         17.5        16.0
Other income                        740.5         0.7        342.0         0.8
Income tax                          216.6          --         97.2          --
Net income (loss)                   502.5        (2.4)       230.9        (4.7)

Sales for the six month period ended March 31, 1999 decreased $160 (3%) as compared to the same period in 1998. This decrease resulted from the sale of the Chicago FBO on March 11. During the three months ended March 31, 1999 sales decreased $421 as compared to the same period in 1998, again resulting from the sale of the Chicago FBO.

Cost of sales for the six month period in 1999 has been reduced by 5.3% of sales to 36.3% as compared to 41.6% in 1998. This decrease is due to a change in sales mix and an increase in fuel margins. Cost of sales for the three month period decreased by 3.4% of sales to 36.5%. The sale of Chicago had a greater effect on the quarterly margins than on the year-to-date margins.

Departmental costs increased by $268 (13%) during the six month period ended March 31, 1999 as compared to 1998. Payroll and related costs increased $148 and repairs and maintenance costs increased by $95. Most of the increases came in the first quarter of the years, because for the three month period ended March 31, departmental costs only increased $19 in 1999 as compared to 1998.

Administrative costs increased by $279 (56%) during the six month period in 1999 as compared to 1998. The causes of this increase were increased legal fees ($153), advertising expense ($99) and depreciation expense ($23). During the three month period ended March 31, 1999, administrative costs increased $171 (72%) with $153 of the increase in legal fees.

                         PART I - FINANCIAL INFORMATION
                  ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES

(DOLLAR AMOUNTS IN THOUSANDS)

LIQUIDITY AND CAPITAL RESOURCES

Working capital deficiency at March 31, 1999 decreased by $2,075 to ($11,021) from September 30, 1998. Current assets increased by $1,240, with the major changes being increases in escrow funds of $6,531, notes receivable-affiliate of $1,381, and cash of $355 being reduced by decreases in deferred taxes of $5,000, assets held for sale of $1,452 and notes receivable of $500. Current liabilities decreased by $835 to $20,583 with the majority of the decrease ($745) in accrued expense-other.

Operations during the six months ended March 31, 1999 used $16,710 of cash. Cash of $19,199 was provided by the sale of the Chicago FBO ($17,750) and the issuance of notes payable ($1,449). Cash of $518 was used to purchase fixed assets and $1,616 was used to reduce the principal amount of notes payable.

In January 1999, the Company and R. Ted Brant formed a limited liability company named RTB/AS, L.L.C. to invest in the auto racing industry. The Company's total investment in RTB/AS, L.L.C. to date is approximately $10 million and could eventually be approximately $12.5 million. The Company continues to explore other business opportunities not related to the aviation industry. One such opportunity under consideration is a joint venture for the construction and operation of an indoor motor speedway and exhibition center. Management is continuing to search for business opportunities that could produce profits whereby the approximately $34 million of net operating loss carry forward could be utilized to produce cash flow. However, there can be no assurance that the Company can be returned to profitability or maintained as a going concern.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                           PART II - OTHER INFORMATION
               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES

(DOLLAR AMOUNTS IN THOUSANDS)

ITEM 1. - LEGAL PROCEEDINGS

      The Company is subject to several complaints filed over the last several years in different courts or administrative agencies on a variety of grounds. These claims are encountered in the ordinary course of business, and in the opinion of management, the resolution of these matters, either individually or in the aggregate, will not have a material adverse effect on the Company's financial position, cash flow, and operations in excess of accruals already recorded. Management believes that it has established adequate reserves for all of these claims. Management also believes it has strong defenses and intends to vigorously defend its position.

The Company is also exposed to a number of asserted and unasserted potential claims encountered in the normal course of business. In the opinion of management, the resolution of these matters, as well as those discussed above or referenced elsewhere in this report, will not have a material adverse effect on the Company's financial position in excess of what has already been recorded. Management believes that it has established adequate reserves for all of these claims.

ITEM 5. - OTHER INFORMATION

      The Company has reviewed the potential impact of Year 2000 issues on its business operations and has determined the following:

      The main computers used by Aero and the software operated on the computer require only minor corrections to become year 2000 compliant. Aero is considering changing its computer operations to a PC based system using new software that is year 2000 compliant. If Aero elects not to pursue the PC based and year 2000 compliant software, Aero will cause its present system to be year 2000 compliant by the Fall of 1999.

Aero has contacted its principal insurers and suppliers, especially the supplier of aviation fuel to ascertain that those suppliers will be able to deliver product in a timely fashion. The Company has received written confirmation from the majority of its insurers and fuel suppliers that they are year 2000 compliant.

Aero has also been in contact with the managers of the airports where it operates FBOs to determine that they will be able to continue to operate and will be year 2000 compliant. The Company has not yet received written confirmation.

The Company's main banks and its utility companies have confirmed in writing of their compliance and or compliance status. At the time of the filing of this report, the Company has no contingency plan relating to potential year 2000 issues. Aero does not expect to incur any significant expense in becoming year 2000 compliant, except the expense of converting its computer system if in fact it determines that it should convert that system to a PC based system.

                                   EXHIBIT D

                FORM 10-QSB FOR THE PERIOD ENDING JUNE 30, 1999

--------------------------------------------------------------------------------

                    U. S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                   Form 10-QSB

(Mark One)

|X| QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          For the quarterly period ended June 30, 1999

|_| TRANSITION REPORT PURSUANT TO 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          For the transition period from ________________ to _________________

                        Commission file number 0-10190-0
                                               ---------

                        AERO SERVICES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                     (Exact name of small business issuer as
                            specified in its charter)

             LOUISIANA                                    72-0385274
------------------------------------        ------------------------------------
   (State or other jurisdiction                (IRS Employer Identification No.)
 of incorporation or organization)

                   660 Newtown-Yardley Road, Newtown, PA 18940
--------------------------------------------------------------------------------
                     (Address of principal executive offices

                                 (215) 860-5600
--------------------------------------------------------------------------------
                           (Issuer's telephone number)

      Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
Yes |X| No |_|

      State the number of shares outstanding of each of the issuer's classes of common equity, as of July 31, 1999: Common stock (without par value) 7,998,052 shares.

                AERO SERVICES INTERNATIONAL, INC. & SUBSIDIARIES

                                      INDEX

PART I - Financial Information                                    Page Number
                                                                  -----------

Item 1.  Financial Statements
Condensed Consolidated Balance Sheet
June 30, 1999 (unaudited)                                              2

Consolidated Statement of Earnings
three months and nine months ended June 30, 1999
and 1998 (unaudited)                                                   3

Condensed Consolidated Statement of Cash Flows
nine months ended June 30, 1999 and 1998
(unaudited)                                                            4

Notes to Condensed Consolidated Financial Statements
(unaudited)                                                            5

Item 2.  Management's Discussion and Analysis of
         Financial Condition and Results of Operation                  8

PART II - Other Information

Item 1.  Legal Proceedings                                            10

Item 6.  Exhibits and Reports on Form 8-K                             11

               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 1999

(UNAUDITED: DOLLAR AMOUNTS IN THOUSANDS)

ASSETS

CURRENT ASSETS
  Cash                                                                 $     30
  Customers receivables, less allowance for
    doubtful accounts of $31                                                 97
  Escrow funds                                                            3,046
  Notes receivable - affiliate                                            1,801
  Inventories                                                                50
  Prepaid expenses and other current assets                                 145
  Sinking fund                                                              476
                                                                       --------

TOTAL CURRENT ASSETS                                                      5,645

PROPERTY AND EQUIPMENT, NET                                               1,307

OTHER ASSETS
  Investments                                                             9,875
  Other                                                                     499
                                                                       --------

TOTAL ASSETS                                                           $ 17,326
                                                                       ========

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Notes payable                                                        $     11
  Current maturities of long term debt-affiliate                          8,124
  Current maturities of long term debt-other                                 46
  Accounts payable-trade                                                    668
  Accrued expenses
    Property, payroll, and other taxes                                    1,700
    Other                                                                   503
    Affiliate                                                             3,483
  Property taxes - Chicago                                                3,099
                                                                       --------
TOTAL CURRENT LIABILITIES                                                17,634
                                                                       --------

LONG-TERM DEBT, less current maturities
  Affiliate                                                               7,667
  Other                                                                     218
                                                                       --------
TOTAL LONG-TERM DEBT                                                      7,885
                                                                       --------

OTHER LONG TERM LIABILITIES                                                 212

REDEEMABLE PREFERRED STOCK                                                3,624

STOCKHOLDERS' DEFICIT
  Common stock                                                           10,400
  Additional paid-in capital                                              4,724
  Accumulated deficit                                                   (26,916)
                                                                       --------
                                                                        (11,792)

    Less:  Common stock in treasury                                         237
                                                                       --------

TOTAL STOCKHOLDERS' DEFICIT                                             (12,029)
                                                                       --------

TOTAL LIABILITIES & STOCKHOLDERS' DEFICIT                              $ 17,326
                                                                       ========

See Notes to Condensed Consolidated Financial Statements.

               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
                                  CONSOLIDATED
                              STATEMENT OF EARNINGS

(UNAUDITED: DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                    THREE MONTHS ENDED           NINE MONTHS ENDED
                                         June 30,                     June 30,
                                   -------------------          --------------------
                                   1999           1998          1999            1998
                                   ----           ----          ----            ----
NET SALES                      $       579    $     3,167    $     5,722    $     8,470

COST AND EXPENSE

Cost of sales                          271          1,311          2,136          3,519
Departmental costs                     506          1,191          2,809          3,226
Administrative costs                   499            308          1,283            813
Interest expense - other                24             35            256            129
Interest expense - affiliate           328            409            996          1,159
                               -----------    -----------    -----------    -----------

                                    (1,049)           (87)        (1,758)          (376)
Gain on sale of certain FBO
  operations                            --             --         17,070             --
Other income, net                       67             22            583             63
                               -----------    -----------    -----------    -----------

Income (loss) before taxes            (982)           (65)        15,895           (313)
Income tax expense                      --             --          5,000             --
                               -----------    -----------    -----------    -----------

NET INCOME (LOSS)                     (982)           (65)        10,895           (313)

Preferred dividends                    (34)           (65)          (104)          (194)
Accretion of preferred stock           (11)            (8)           (32)   $       (24)
                               -----------    -----------    -----------    -----------
Net income (loss) applicable
  to common shareholders            (1,027)   $      (138)   $    10,759    $      (531)
                               ===========    ===========    ===========    ===========

Net income (loss) per share
  Basic                        $     (0.13)   $     (0.02)   $      1.40    $     (0.08)
                               ===========    ===========    ===========    ===========
  Dilutive                     $     (0.11)   $     (0.02)   $      1.31    $     (0.08)
                               ===========    ===========    ===========    ===========
Weighted average shares
  outstanding:
  Basic                          7,998,052      6,998,052      7,712,388      6,998,052
                               ===========    ===========    ===========    ===========
  Dilutive                       8,574,792      6,998,052      8,289,078      6,998,052
                               ===========    ===========    ===========    ===========

See Notes to Condensed Consolidated Financial Statements.

                        AERO SERVICES INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED: DOLLAR AMOUNTS IN THOUSANDS)

                                                                NINE MONTHS ENDED
                                                                    JUNE 31,
                                                                -----------------
                                                                1999        1998
                                                                ----        ----
CASH FLOWS FROM OPERATING ACTIVITIES

    Net income (loss)                                         $ 10,895    $   (313)
                                                              --------    --------

    Adjustments to reconcile net income to
      net cash provided by operating activities:
    Depreciation and amortization                                  226         296
    Provision for losses on accounts receivable                      6           7
    Provision for obsolete inventory                                 4           3
    Gain on sale of certain FBO operations                     (17,138)         --
    Change in assets and liabilities:
    (Increase) decrease in accounts receivable                     290        (231)
    Increase in escrow funds                                    (3,046)         --
    Decrease in notes receivable                                   500          --
    Increase in notes receivable - affiliate                    (1,703)         --
    Increase in inventory                                          (17)        (24)
    (Increase) decrease in other current assets                    126         (80)
    Decrease in assets held for sale                             1,452          --
    Increase in sinking fund                                      (146)         --
    Decrease in deferred taxes                                   5,000          --
    Increase in investments                                     (9,875)         --
    Increase in other assets                                      (389)       (137)
    Increase in accounts payable                                  (119)          9
    Increase (decrease) in property,
      payroll, and other taxes                                     (59)        210
    Decrease in other current liabilities                         (775)       (100)
    Increase in other liabilities - affiliate                      816         712
    Increase in property taxes - Chicago                            79          --
    Decrease in other long term liabilities                                    (20)
    Other                                                         (106)         (5)
                                                              --------    --------

    Total adjustments                                          (24,636)        640
                                                              --------    --------

    Net cash (used in) provided by operating activities        (13,743)        327
                                                              --------    --------

  CASH FLOWS FROM INVESTING ACTIVITIES

    Proceeds from sale of certain FBO operations                17,750          --
    Purchases of property and equipment                           (520)       (167)
                                                              --------    --------

    Net cash (used in) provided by investing activities         17,230        (167)
                                                              --------    --------

  CASH FLOWS FROM FINANCING ACTIVITIES

    Proceeds form issuance of notes payable-affiliate              234         100
    Proceeds from issuance of notes payable                      1,215          75
    Principal payments of notes payable-affiliate                 (467)       (234)
    Principal payments of long-term debt                        (4,680)        (20)
                                                              --------    --------

    Net cash used in financing activities                       (3,698)        (79)
                                                              --------    --------

    Net increase (decrease) in cash & cash equivalents            (211)         81
    Cash and cash equivalents at beginning of year                 241         131
                                                              --------    --------

    Cash and cash equivalents at end of third fiscal
      quarter                                                 $     30    $    212
                                                              ========    ========

  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

    Cash paid during the period for:
      Interest                                                $    456    $    547
      Income taxes                                                  --          --

See Notes to Condensed Consolidated Financial Statements

               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENT
                                  JUNE 30, 1999

(UNAUDITED: DOLLAR AMOUNTS IN THOUSANDS)

NOTE 1: CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The condensed consolidated balance sheet as of June 30, 1999, consolidated statement of earnings for the nine month and three month periods ended June 30, 1999 and 1998, and the condensed consolidated statement of cash flows for the nine month periods then ended were prepared by the Company, without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at June 30, 1999 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's September 30, 1998 annual report on Form 10-KSB. The results of operations for the periods ended June 30, 1999 and 1998 are not necessarily indicative of the operating results for the full year.

NOTE 2: CASH AND SHORT-TERM SECURITIES

The Company considers cash on hand and deposits in banks as cash and cash equivalents. All items in this category have maturities of less than three months.

NOTE 3: INVENTORIES

Inventories are classified as follows:

                                                                     JUNE 30
                                                                      1999
                                                                      ----

Aircraft parts and accessories, oil and
  supplies less provisions for obsolete
  and slow-moving, and excess quantity
  of $20                                                               $12
Fuel                                                                    38
                                                                       ---

                                                                       $50
                                                                       ===

NOTE 4: ESCROW FUNDS

On March 11, 1999 the Company sold its FBO at Chicago's Midway Airport for $17,750. From the proceeds of the sale, $3,511 was held in escrow for the payment of the industrial revenue bond, including interest. The bond was paid in full on April 15. Another $3,020 was held in escrow for the payment of real estate taxes in arrears. These taxes are in dispute. The balance of $3,046 includes interest earned through June 30.

NOTE 5: NOTES RECEIVABLE - AFFILIATE

$1,744 of this category is the outstanding balance against a $1,800 line-of-credit given to Brant Motor Sports, Inc., whose principals include R. Ted Brant and Bobby Adkins, both members of the Company's Board of Directors and Company employees. The interest rate on this loan is prime less 1%. The remainder of the balance is accrued interest on the debt.

               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENT
                                  JUNE 30, 1999

(UNAUDITED: DOLLAR AMOUNTS IN THOUSANDS)

NOTE 6: SINKING FUND

The sinking fund was established pursuant to an agreement with PHH Corporation
(PHH), a guarantor of the letter-of-credit supporting the industrial revenue bond with Cook County, Illinois, whereby the Company would make certain agreed-to monthly payments into the fund. The purpose of the fund was to provide for payment of the $3,500 bond due in 2014. However, with the sale of the Chicago FBO, the $3,500 bond was paid in full on April 15, 1999. Under the agreement with PHH, however, the Company will continued to make monthly payments into the fund for three months after the bonds were paid. The balance of the fund was returned to the Company on July 20.

NOTE 7: INVESTMENTS

This amount represents the Company's investment in a limited liability company named RTB/AS, L.L.C. The other investor in this company is R. Ted Brant, Jr., the Company's President and Chairman of the Board of Directors. The express purpose of RTB/AS, L.L.C. is to invest in the auto racing industry.

NOTE 8: ACCRUED EXPENSES

The major component of the $1,700 accrued for property, payroll, and other taxes is an accrual of $1,668 for a New York motor fuels tax assessment which has been appealed.

Of the $3,483 of accrued expenses - affiliate, $3,427 is interest on the notes due Transtech Holding Company.

NOTE 9: FINANCING ARRANGEMENTS

Long Term Debt-Affiliate

Included in this category are $7,981 of various demand loans due to Transtech Holding Company, (Transtech), the Company's principle shareholder. These notes, classified as current maturities of long term debt, provide for interest at 2% above the prime rate. Also included is a note due Transtech in the amount of $6,910, bearing a prime interest rate. The note is collateralized by a first priority interest on the fixed assets, inventory, and accounts receivable of the Company. Also, this category includes $757, the balance due on the purchase of an airplane in July 1996 from R. Ted Brant, the Chairman of the Board and Chief Executive Officer of the Company. The note is due Cessna Corporation but remains in the name of Mr. Brant. The Company makes payments directly to Cessna.

Long Term Debt-Other

In October 1998, the Company entered into a fuel supply agreement with Avfuel Corporation (Avfuel) whereby Avfuel will be the exclusive fuel provider at the Company's FBOs for a period of seven years. In addition, the Company borrowed $1,000 from Avfuel. Under the terms of the note, Aero must make monthly payments equal to $0.045 per gallon for each gallon of jet aviation fuel delivered by Avfuel to Aero under the fuel supply agreement during the preceding month. Each of the monthly payments shall be funded by means of a financing rebate issued by Avfuel at the rate of $0.045 per gallon of jet aviation fuel delivered to Aero during the previous month. The note carries an interest rate of prime plus 1.75% and has a maturity date of September 15, 2006. In March 1999, the buyer of the Company's Chicago FBO assumed $750 of this debt. At June 30, 1999 the outstanding balance of $216, less the current portion of $45, is included in long term debt.

               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES
               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENT
                                  JUNE 30, 1999

(UNAUDITED: DOLLAR AMOUNTS IN THOUSANDS)

NOTE 10: INCOME (LOSS) PER COMMON SHARE

Basic net income (loss) per share includes no dilution and is calculated by dividing net income by the weighted average number of common shares outstanding for the period. Dilutive net income (loss) per share reflects the potential dilution of securities that could share in the net income of the Company through the exercise of stock options and the conversion of preferred stock.

NOTE 11: RELATED PARTIES TRANSACTIONS

The Company is indebted to its major shareholder Transtech (holder of 50.4% of common stock and 71.8% of preferred) in the amount of $14,891. Relative to this debt, the Company had accrued interest of $3,427 at June 30. During the nine months ended June 30, 1999 the Company paid $157 of interest and $9 of principal to Transtech. In December 1998 the Company issued 500,000 shares of common stock to Transtech in exchange for $315 of debt forgiveness.

The Company periodically uses an aircraft owned by Valley Air Services, Inc. (Valley Air) for travel by its employees, primarily management. Valley Air bills the Company an hourly rate based on flight time. The President and Chief Executive Officer of Valley Air is R. Ted Brant. During the nine months ended June 30, 1999 the Company was billed $72 for use of the aircraft.

During fiscal year 1998, the Company's Board of Directors approved a $500 line-of-credit, later increased to $1,500 in March 1999, and to $1,800 in May 1999, for a company called Brant Motor Sports, Inc. (See Note 5 for details.)

NOTE 12: CONTINGENT LIABILITIES

A. Environmental Matters

The Company's business involves the storage, handling and sale of fuel, and the provision of mechanical maintenance and refurbishing services which involve the use of hazardous chemicals. Accordingly, the Company is required to comply with federal, state and local provisions which have been enacted to regulate the discharge of material into the environment or otherwise relate to the protection of the environment.

The Company is presently responsible for ongoing remediation of underground contamination at one previously owned location in Milwaukee, Wisconsin. At another previously owned location on the Raleigh-Durham Airport in North Carolina, the Company is one of several former operators of fuel tanks at the facility responsible for sharing remediation costs. The Company reached a settlement agreement with the airport authority there during fiscal year 1996 which limits the Company's liability to $85 with payments to the authority not to exceed $20 in any calendar year. The Company has been billed and paid $38 since reaching the settlement.

At June 30, 1999 the Company has included in its financial statements an accrual for environmental remediation of $342. Based on estimates by the engineering firms conducting the remediation projects, the Company has sufficient reserves should any additional problems arise during remediation. The Company, in addition, is reimbursed by the Wisconsin Petroleum Environmental Cleanup Fund in excess of 95% of remediation expenses. The accrual of $342 has not been reduced by any expected future reimbursements from Wisconsin.

B. Litigation

Please refer to Part II, Item 1 on page 10 for a discussion of current litigation matters.

                         PART I - FINANCIAL INFORMATION
                  ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES

(DOLLAR AMOUNTS IN THOUSANDS)

Results of Operations:
The following table presents as a percentage of total sales certain selected financial data for the Company for the periods indicated.

                                    Three Months Ended       Nine Months Ended
                                        June 30,                  June 30,
                                    ------------------       -----------------
                                    1999         1998         1999       1998
                                    ----         ----         ----       ----

Net Sales                          100.0%       100.0%       100.0%      100.0%
Cost of Sales                       46.8         41.4         37.3        41.5
Departmental costs                  87.4         37.6         49.1        38.1
Administrative costs                86.2          9.7         22.4         9.6
Interest expense (Net)              60.8         14.0         21.9        15.2
Other income                        11.6          0.7        308.5         0.7
Income tax                            --           --         87.4          --
Net income (loss)                  (169.6)       (2.0)       190.4        (3.7)

Sales for the nine month period ended June 30, 1999 decreased $2,748 (32%) as compared to the same period in 1998. This decrease resulted from the sale of the Chicago FBO on March 11. During the three months ended June 30, 1999 sales decreased $2,620 as compared to the same period in 1998, again resulting from the sale of the Chicago FBO.

Cost of sales for the nine month period in 1999 has been reduced by 4.2% of sales to 37.3% as compared to 41.5% in 1998. This decrease is due to a change in sales mix and an increase in fuel margins. Cost of sales for the three month period increased by 5.4% of sales to 46.8%. This change is also a result of the sale of Chicago.

Departmental costs decreased by $417 (13%) during the nine month period but when Chicago is excluded from the comparison, these costs increased by $256, with the major increase of $120 in payroll and related costs. For the third quarter alone, departmental costs are up $67 (16%) after adjusting for the sale of Chicago.

Administrative costs increased by $470 (58%) during the nine month period with the major increases in legal expense ($278) and professional fees ($198), both resulting from tax and investment planning that was required by the sale of Chicago. During the three month period ended June 30, these costs increased by $191.

                         PART I - FINANCIAL INFORMATION
                  ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES

(DOLLAR AMOUNTS IN THOUSANDS)

LIQUIDITY AND CAPITAL RESOURCES

Working capital deficiency at June 30, 1999 decreased by $1,107 to ($11,989) from September 30, 1998. Current assets decreased by $2,677, with the major changes being increases in escrow funds of $3,046 and notes receivable-affiliate of $1,703, being reduced by decreases in deferred taxes of $5,000, assets held for sale of $1,452 and notes receivable of $500. Current liabilities decreased by $3,784 to $17,634 with the majority of the decrease ($3,500) from the payment of the Chicago Industrial Revenue Bond.

Operations during the nine months ended June 30, 1999 used $13,743 of cash. Cash of $19,199 was provided by the sale of the Chicago FBO ($17,750) and the issuance of notes payable ($1,449). Cash of $520 was used to purchase fixed assets and $5,147 was used to reduce the principal amount of notes payable.

In January 1999, the Company and R. Ted Brant formed a limited liability company named RTB/AS, L.L.C. to invest in the auto racing industry. The Company's total investment in RTB/AS, L.L.C. to date is approximately $10 million and could eventually be approximately $12.5 million. The Company continues to explore other business opportunities not related to the aviation industry. One such opportunity under consideration is a joint venture for the construction and operation of an indoor motor speedway and exhibition center. Management is continuing to search for business opportunities that could produce profits whereby the approximately $34 million of net operating loss carry forward could be utilized to produce cash flow. However, there can be no assurance that the Company can be returned to profitability or maintained as a going concern.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                           PART II - OTHER INFORMATION
               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES

(DOLLAR AMOUNTS IN THOUSANDS)

ITEM 1. - LEGAL PROCEEDINGS

      The Company is subject to several complaints filed over the last several years in different courts or administrative agencies on a variety of grounds. These claims are encountered in the ordinary course of business, and in the opinion of management, the resolution of these matters, either individually or in the aggregate, will not have a material adverse effect on the Company's financial position, cash flow, and operations in excess of accruals already recorded. Management believes that it has established adequate reserves for all of these claims. Management also believes it has strong defenses and intends to vigorously defend its position.

The Company is also exposed to a number of asserted and unasserted potential claims encountered in the normal course of business. In the opinion of management, the resolution of these matters, as well as those discussed above or referenced elsewhere in this report, will not have a material adverse effect on the Company's financial position in excess of what has already been recorded. Management believes that it has established adequate reserves for all of these claims.

ITEM 5. - OTHER INFORMATION

      The Company has reviewed the potential impact of Year 2000 issues on its business operations and has determined the following:

      The main computers used by Aero and the software operated on the computer require only minor corrections to become year 2000 compliant. Aero is considering changing its computer operations to a PC based system using new software that is year 2000 compliant. If Aero elects not to pursue the PC based and year 2000 compliant software, Aero will cause its present system to be year 2000 compliant by the Fall of 1999.

Aero has contacted its principal insurers and suppliers, especially the supplier of aviation fuel to ascertain that those suppliers will be able to deliver product in a timely fashion. The Company has received written confirmation from the majority of its insurers and fuel suppliers that they are year 2000 compliant.

Aero has also been in contact with the managers of the airports where it operates FBOs to determine that they will be able to continue to operate and will be year 2000 compliant. The Company has not yet received written confirmation.

The Company's main banks and its utility companies have confirmed in writing of their compliance and or compliance status. At the time of the filing of this report, the Company has no contingency plan relating to potential year 2000 issues. Aero does not expect to incur any significant expense in becoming year 2000 compliant, except the expense of converting its computer system if in fact it determines that it should convert that system to a PC based system.

                           PART II - OTHER INFORMATION
               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES

(DOLLAR AMOUNTS IN THOUSANDS)

ITEM 6. - EXHIBITS AND REPORTS ON FORM 8-K

      (a)   Exhibits:

            27.0 Financial Data Schedule

      (b)   Reports on Form 8-K: None.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        AERO SERVICES INTERNATIONAL, INC.
                        ---------------------------------
                                  (Registrant)



------------------------------------
                         (Signature)
      Paul R. Slack
      Chief Accounting Officer
      and Controller



------------------------------------
                         (Signature)
      R. Ted Brant
      Chairman of the Board

Date: August 17, 1999

                           PART II - OTHER INFORMATION
               AERO SERVICES INTERNATIONAL, INC. AND SUBSIDIARIES

(DOLLAR AMOUNTS IN THOUSANDS)

ITEM 6. - EXHIBITS AND REPORTS ON FORM 8-K

      (a)   Exhibits:

            27.0 Financial Data Schedule

      (b) Reports on Form 8-K: A report on Form 8-K was filed on March 31, 1999 reporting the sale of the Company's facility at Chicago's Midway Airport for $17,750.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        AERO SERVICES INTERNATIONAL, INC.
                        ---------------------------------
                                  (Registrant)



------------------------------------
                         (Signature)
      Paul R. Slack
      Chief Accounting Officer
      and Controller



------------------------------------
                         (Signature)
      R. Ted Brant
      Chairman of the Board

Date: June 7, 1999

                        AERO SERVICES INTERNATIONAL, INC.
              ANNUAL MEETING OF STOCKHOLDERS -- SEPTEMBER 23, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints R. Theodore Brant and Maurice Lawruk as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Aero Services International, Inc. standing in the name of the undersigned with all the powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on September 23, 1999, or any adjournment thereof.

         PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                         POSTAGE-PAID RETURN ENVELOPE.

                                                                     SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE

X     Please mark votes
      as in this example

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS II DIRECTOR NOMINEES AND FOR PROPOSALS 1, 2, 3, 4, 5 AND 6.

1. Election of Directors                                  For_____ Withheld_____

                                             -----------------------------------

NOMINEES:   R. Theodore Brant
            Alice F. Buford
            Maurice Lawruk             _____ For all nominees
                                             except as notes above

2. Amendment of Articles of Incorporation     For_____ Against_____ Abstain_____
   to increase the authorized Common Stock
   from 15,000,000 to 60,000,000

3. Exchange of Preferred Stock for Common     For_____ Against_____ Abstain_____
   Stock

4. Issuance of Common Stock in                For_____ Against_____ Abstain_____
   consideration of forgiveness of
   indebtedness

5. Change of name from Aero Services          For_____ Against_____ Abstain_____
   International, Inc. to b-Fast Corp.

6. Appointment of independent accountants     For_____ Against_____ Abstain_____

                                         MARK HERE              MARK HERE
                                         FOR ADDRESS            IF YOU PLAN
                                         CHANGE AND             TO ATTEND
                                         NOTE AT LEFT_____      THE MEETING_____

                                        IN THEIR DISCRETION, THE PROXIES ARE
                                        AUTHORIZED TO VOTE UPON SUCH OTHER
                                        BUSINESS AS MAY BE PROPERLY COME BEFORE
                                        THE MEETING OR ANY ADJOURNMENT THEREOF.

                                        Please sign exactly as name appears
                                        hereon. If the stock is registered in
                                        the names of two or more persons, each
                                        should sign. When signing as an
                                        executor, administrator, trustee,
                                        guardian, or attorney, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by an
                                        authorized officer. If a partnership,
                                        please sign in full partnership name by
                                        an authorized person.

Signature:___________________________________  Date:____________________________

Signature:___________________________________  Date:____________________________

                        AERO SERVICES INTERNATIONAL, INC.
              ANNUAL MEETING OF STOCKHOLDERS -- SEPTEMBER 23, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                            SERIES A PREFERRED PROXY

      The undersigned hereby appoints R. Theodore Brant and Maurice Lawruk as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Aero Services International, Inc. standing in the name of the undersigned with all the powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held on September 23, 1999, or any adjournment thereof.

         PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                         POSTAGE-PAID RETURN ENVELOPE.

                                                                     SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE

X     Please mark votes
      as in this example

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS II DIRECTOR NOMINEES AND FOR PROPOSALS 1 AND 2.

1. Election of Designated Directors                    For_____    Withheld_____

                                              ----------------------------------

NOMINEES: Bobby Ray Adkins
          James R. Affleck, Jr.         _____ For both nominees
                                              except as notes above

2. Exchange of Preferred Stock for            For_____ Against_____ Abstain_____
   Common Stock

                                         MARK HERE              MARK HERE
                                         FOR ADDRESS            IF YOU PLAN
                                         CHANGE AND             TO ATTEND
                                         NOTE AT LEFT_____      THE MEETING_____

                                        IN THEIR DISCRETION, THE PROXIES ARE
                                        AUTHORIZED TO VOTE UPON SUCH OTHER
                                        BUSINESS AS MAY BE PROPERLY COME BEFORE
                                        THE MEETING OR ANY ADJOURNMENT THEREOF.

                                        Please sign exactly as name appears
                                        hereon. If the stock is registered in
                                        the names of two or more persons, each
                                        should sign. When signing as an
                                        executor, administrator, trustee,
                                        guardian, or attorney, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by an
                                        authorized officer. If a partnership,
                                        please sign in full partnership name by
                                        an authorized person.

Signature:___________________________________  Date:____________________________

Signature:___________________________________  Date:____________________________